SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. 1)

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Tarantella, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notes:

Notice Of Annual Meeting Of Shareholders
To Be Held February 27, 2003

TO THE SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of TARANTELLA, INC., a California corporation (the “Company”), will be held on Thursday, February 27, 2003, at 3:00 p.m., local time, at the Company’s headquarters located at 425 Encinal Street, Santa Cruz, California, 95060, for the following purposes:

1. To elect Ninian Eadie, Ronald Lachman, Robert McClure, Douglas L. Michels, Alok Mohan, R. Duff Thompson, and Gilbert P. Williamson as directors, to serve for one-year terms and/or until their successors are duly elected and qualified.

2. To amend the 1994 Incentive Stock Option Plan (the “Option Plan”) to increase the number of shares of Common Stock reserved for issuance thereunder by one million (1,000,000) shares for a total reserved for issuance under the Option Plan of twenty-two million, five hundred and thirteen thousand, six hundred and sixty-five (22,513,665) shares.

3. To amend the Employee Stock Purchase Plan (the “Purchase Plan”) to increase the number of shares of Common Stock reserved for issuance thereunder by five hundred thousand (500,000) shares for a total reserved for issuance under the Purchase Plan of five million, seven hundred and fifty thousand (5,750,000) shares.

4. To renew the Option Plan, the 1993 Director Option Plan (the “Director Option Plan”) and the Purchase Plan for additional ten (10) year terms and to approve the material terms of the Option Plan.

5. To approve the grant of discretionary authority to the Company’s Board of Directors to amend the Company’s amended and restated certificate of incorporation to effect a reverse stock split of the Company’s Common Stock in one of the following ratios: one-for-five, one-for-eight, one-for-twelve or one-for-fifteen, with the exact ratio to be set by the Board of Directors in its sole discretion at such time as it may elect to effectuate a reverse stock split.

6. To ratify the appointment of Deloitte & Touche LLP as independent public accountants of the Company for the fiscal year ending September 30, 2003; and

To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only shareholders of record at the close of business on December 31, 2002 are entitled to notice of and to vote at the meeting.

All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose or to cast your vote via the telephone or the Internet. Any shareholder attending the meeting may vote in person even if he or she has returned a Proxy.

Sincerely,

Steven M. Sabbath
Secretary

Santa Cruz, California
January 27, 2003

YOUR VOTE IS IMPORTANT.

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE OR COMPLETE YOUR PROXY VIA THE TELEPHONE OR THE INTERNET.

TARANTELLA, INC.

PROXY STATEMENT FOR 2003
ANNUAL MEETING OF SHAREHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed Proxy is solicited on behalf of the Board of Directors of Tarantella, Inc., a California corporation (the “Company”), for use at the Annual Meeting of Shareholders to be held Thursday, February 27, 2003, at 3:00 p.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company’s principal executive offices located at 425 Encinal Street, Santa Cruz, California, 95060, and its telephone number at that location is (831) 427-7222.

These proxy solicitation materials and the Annual Report to Shareholders for the year ended September 30, 2002, including financial statements, were first mailed on or about January 27, 2003 to all shareholders entitled to vote at the meeting.

Record Date and Principal Share Ownership

Shareholders of record at the close of business on December 31, 2002 (the “Record Date”), are entitled to notice of and to vote at the meeting. At the Record Date, 41,028,264 shares of the Company’s Common Stock, were issued and outstanding. No shares of the Company’s authorized Preferred Stock were outstanding.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. The mere presence at the Annual Meeting of the shareholder who has appointed a proxy will not revoke the prior appointment. If not revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the proxy card, or if no instructions are indicated, will be voted for the slate of directors described herein, for proposals two, three, four, five and six and as to any other matter that may be properly brought before the Annual Meeting, in accordance with the judgment of the proxy holders.

Voting in Person at the Meeting

If you plan to attend the meeting and vote in person, we will provide you with a ballot at the meeting. If you shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the meeting.

If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. If you with to vote at the meeting, you will need to bring with you to the meeting a legal proxy from your broker or other nominee authorizing you to vote such shares.

Voting and Solicitation

Each shareholder is entitled to one vote for each share held. Every shareholder voting for the election of directors (Proposal One) may cumulate such shareholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares that such shareholder is entitled to vote, or distribute such shareholder’s votes on the same principle among as many candidates as the shareholder may select, provided that votes cannot be cast for more than seven (7) candidates. However, no shareholder shall be entitled to cumulate votes unless the candidate’s name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting, prior to the voting, of the intention to cumulate the shareholder’s votes. On all other matters, each share of Common Stock has one vote.

The Company will pay the expenses of soliciting proxies to be voted at the meeting. Following the original mailing of the proxies and other soliciting materials, the Company and its agents also may solicit proxies by mail, telephone, e-mail or in person. The Company has retained a proxy solicitation firm, Morrow & Company, Inc., to aid it in the solicitation process. The Company will pay that firm a fee equal to approximately $8,500. Following the original mailing of the proxies and other soliciting materials, the Company will request brokers, custodians, nominees and other record holders of the Company’s Common Stock to forward copies of the proxy and other soliciting material to persons for whom they hold shares of the Company’s Common Stock and to request authority for the exercise of proxies. In these cases, the Company, upon the request of the record holders, will reimburse the holders for their reasonable expenses. Proxies may also be solicited by certain of the Company’s directors, officers and employees, without additional compensation, personally, by telephone or by e-mail.

Quorum; Abstentions; Broker Non-Votes

The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted “FOR,” “AGAINST” or “WITHHELD FROM” a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the “Votes Cast”) with respect to such matter.

Although there is no definitive statutory or case law authority in California as to the proper treatment of abstentions in the counting of votes with respect to a proposal, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to the proposal. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal. Broker non-votes, shares held by brokers that are present but not voted because the brokers were prohibited from exercising discretionary authority (“broker non-votes”), will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to the proposal.

Deadline for Receipt of Shareholder Proposals

Shareholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission. Proposals of shareholders of the Company that are intended to be presented for consideration at the Company’s 2004 Annual Meeting of Shareholders must be received by the Company no later than September 18, 2003 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the 2003 Annual Meeting. If a shareholder intends to submit a proposal at the 2004 Annual Meeting that is not eligible for inclusion in the proxy statement and proxy, the shareholder must do so no later than December 2, 2003. If such a shareholder fails to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the 2004 Annual Meeting.

PROPOSAL ONE
ELECTION OF DIRECTORS

Nominees

A board of seven (7) directors is to be elected at the 2003 Annual Meeting of Shareholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s seven (7) nominees named below, all of which are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the 2003 Annual Meeting of Shareholders, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner (in accordance with cumulative voting) as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The term of office for each person elected as a director will continue until the next Annual Meeting of Shareholders or until a successor has been elected and qualified.

Vote Required

If a quorum is present and voting, the seven (7) nominees receiving the highest number of votes will be elected to the Board of Directors (the “Board”). Votes withheld from any nominee are counted for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes will be counted as present for the purposes of determining if a quorum is present.

Nominee

The names of the Company’s nominees and certain information about each of them are set forth below:

Name	Age	Position with the Company	Director Since
Alok Mohan(1)	54	Chairman	1994
Douglas L. Michels	48	President, Chief Executive Officer and Director	1979
Robert M. McClure(2)	67	Director	1993
Gilbert P. Williamson(1)	65	Director	1993
R. Duff Thompson(2)	51	Director	1995
Ronald Lachman(1)	46	Director	1996
Ninian Eadie(2)	65	Director	1996

(1)	Member of the Compensation Committee
(2)	Member of the Audit Committee

Mr. Mohan became Chairman of the Board of Directors in April 1998 after having served on the Board since December 1994. Prior to this appointment, he served as President since December 1994 and as Chief Executive Officer from July 1995 until April 1998. In December 1994, he was elected as a director and assumed the position of President and Chief Operating Officer. Prior to this appointment, beginning in May 1994, Mr. Mohan served as Senior Vice President, Operations and Chief Financial Officer. Prior to joining the Company, Mr. Mohan was employed with NCR Corporation, where he served as Vice President and General Manager of the Workstation Products Division, from January 1990 until July 1993 before assuming the position of Vice President of Strategic Planning and Controller, with responsibility for financial planning and analysis as well as worldwide reporting from July 1993 to May 1994. Mr. Mohan serves as a director of Rainmaker Systems, Inc. (Nasdaq: RMKR), and on the Board of the following private companies: Crystal Graphics, Metering Technology Corporation, and Clickguide.

Mr. Michels was named President and Chief Executive Officer in April 1998. Mr. Michels was the principal architect of the Company’s technology strategy and served as the head of product development between June 1997 and April 1998 and as Chief Technical Officer between February 1993 and June 1997. Mr. Michels has served as a director of the Company since 1979 and served as the Company’s Executive Vice President between 1979, when he co-founded the Company, and April 1998. Mr. Michels serves on the Board of Directors of FASTNET Corporation (Nasdaq: FSST), and Arete Corporation, a private company.

Dr. McClure became a director of the Company in May 1993. From 1978 until 2001 he served as President of Unidot, Inc., which he founded to specialize in the design of sophisticated computer software and hardware for equipment manufacturers worldwide. From 1973 through 1977, Dr. McClure was Vice President of Palyn Associates, a high technology consulting group with headquarters in San Jose, California. Prior to joining Palyn, Dr. McClure was a partner in the venture capital firm, New Business Resources, and founded one of the early Electronic Design Automation companies, Telpar, Inc. Dr. McClure also serves on the Board of Directors of GA eXpress, Inc. (GAEXOB), and Arete Corporation, a private company.

Mr. Williamson became a director of the Company in May 1993. From September 1991 until May 1993, he served as Chairman of the Board and Chief Executive Officer of NCR Corporation, and also served as a member of the Board of Directors of AT&T. He retired from NCR and the AT&T board of directors in May 1993. From January 1989 until September 1991, he served as President of NCR and as a director, and prior to that time served as Executive Vice President for marketing at NCR for three years. Mr. Williamson is also a director of Fifth-Third Bank of Western Ohio (formerly Citizens Federal Bank, F.S.B.) headquartered in Dayton, Ohio. He also serves on the Board of Directors of two private companies: Dean Investments and French Oil Mill Machinery.

Mr. Thompson was appointed as a director of the Company in December 1995. Mr. Thompson is Managing General Partner of EsNet, Ltd., an investment group which is active in both technology and real estate ventures. From June 1994 to January 1996, he served as Senior Vice President of the Corporate Development Group of Novell, Inc. Prior to that time, he served as Executive Vice President and General Counsel for WordPerfect Corporation, and before joining WordPerfect Corporation in 1986, he was a partner with the Salt Lake City law firm of Callister, Duncan & Nebeker. Mr. Thompson is a former Chairman of the Board of the Business Software Alliance, the principal software industry association dealing with software industry issues, including copyright protection and public policy. He also serves on the Board of Directors of The SCO Group (Nasdaq: SCOX).

Mr. Lachman became a director of the Company in February 1996. He is a partner of Lachman Goldman Ventures, a venture capital company that helps co-found and invest in internet infrastructure technology ventures including Sandpiper/Digital Island, Connected Corporation, UltraDNS, Catbird Networks, Talarian, DuoDesign, Centergate Research, Whitehat/ACG, and Availl. Mr. Lachman has helped co-found or sits on the board of several of these companies. He founded Lachman Associates in January 1975 and served as its President from January 1975 until June 1989. In January of 1993 he founded Lachman Technology, serving as its President from January 1993 until May 1994. Both Lachman companies developed networking software shipped with most UNIX servers. Mr. Lachman served as Executive Vice President of Interactive Systems, a Kodak Company, from June 1989 through the end of 1992.

Mr. Eadie became a director of the Company in April 1996. He retired from International Computers Limited (“ICL”) in April 1997. Mr. Eadie served as ICL’s Group Executive Director, Technology, from January 1994 until July 1996, where he was responsible for research, development, manufacturing and third party distribution of all ICL products. Prior to that he served as President of ICL Europe from January 1990 until January 1994 and from May 1988 until January 1990 he served as President, ICL International. Mr. Eadie served on ICL’s Board of Directors from 1984 until 1997, and was a member of ICL’s Executive Management Committee from 1988 until 1997.

There is no family relationship between any director or executive officer of the Company.

Board Meetings and Committees

The Board of Directors of the Company held a total of fifteen (15) meetings during fiscal year 2002, ten (10) of which were held by telephone conference call. Each director attended at least seventy-five percent (75%) of the cumulative meetings of the Board of Directors and committees thereof, if any, upon which such director served. The Board of Directors has a Compensation Committee, an Audit Committee, and a Stock Option Committee. The Board of Directors has no nominating committee or any committee performing such functions.

The Compensation Committee, which consisted of directors Ronald Lachman, Alok Mohan and Gilbert Williamson at the end of fiscal year 2002, met one (1) time during the fiscal year. Their successors on the Compensation Committee will be determined at the Board meeting following the 2003 Annual Shareholder Meeting. This Committee is responsible for determining salaries, incentives and other forms of compensation for directors and executive officers of the Company and administers various incentive compensation and benefit plans. A report of the Compensation Committee for the fiscal year ended September 30, 2002, is included later in this Proxy.

The Audit Committee, which consisted of directors Ninian Eadie, Robert McClure and R. Duff Thompson at the end of fiscal year 2002, met seven (7) times during the fiscal year. Their successors on the Audit Committee will be determined at the Board meeting following the 2003 Annual Shareholder meeting. This Committee is responsible for overseeing actions taken by the Company’s independent auditors and reviewing the Company’s internal financial controls. In addition, the Audit Committee reviews the qualifications of our independent accountants, makes recommendations to the Board of Directors regarding the selection of our auditors, and reviews the scope, fees and results of activities related to audit and non-audit services. The Audit Committee has adopted a written charter and each member of the Committee is “independent” as defined under the National Association of Securities Dealer’s listing standards. A report of the Audit Committee for the fiscal year ended September 30, 2002 is included later in this Proxy.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee makes recommendations to the Board of Directors concerning salaries and incentive compensation for directors and officers of the Company. Mr. Michels, who served as President and Chief Executive Officer of the Company during fiscal year 2002, is not a member of the Compensation Committee and cannot vote on matters decided by the Committee. Mr. Michels has participated in the discussions and decisions regarding salaries and incentive compensation for all employees of and consultants to the Company, except that Mr. Michels has been excluded from discussions and decisions regarding his own salary and incentive compensation. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officer serving as a member of the Company’s Board of Directors or compensation committee (“Interlock”). There are no Interlocks between the Company’s Board of Directors or Compensation Committee and boards of directors or compensation committees of other companies.

PROPOSAL TWO
APPROVAL OF AMENDMENT TO ADD 1 MILLION SHARES TO THE 1994 INCENTIVE
STOCK OPTION PLAN

At the Annual Meeting, the shareholders are being asked to approve an amendment to the Company’s 1994 Incentive Stock Option Plan (the “Option Plan”) to increase the number of shares of Common Stock reserved for issuance thereunder by 1,000,000 shares, bringing the total number of shares reserved under the Option Plan to 22,513,665.

The foregoing amendment was approved by the Board of Directors on November 14, 2002, subject to approval of the Company’s shareholders. The adoption of the 1994 Plan, the successor to the Company’s 1984 Incentive Stock Option Plan, was approved by the Board of Directors and by the shareholders in February 1994. As of the Record Date, options to purchase an aggregate of 14,642,363 shares were outstanding and 399,722 shares were available for future grant. In addition, 6,471,580 shares had been purchased pursuant to the exercise of stock options granted under the Option Plan. The Option Plan authorizes the Board of Directors to grant incentive and nonstatutory stock options and stock purchase rights to eligible employees and consultants of the Company. The Option Plan is structured to allow the Board of Directors broad discretion in creating equity incentives in order to assist the Company in attracting, retaining and motivating the best available personnel for the successful conduct of the Company’s business.

During fiscal year 2002, the Board of Directors granted options to purchase 4,521,380 shares of Common Stock under the Option Plan. The Board of Directors believes that equity incentives in the form of stock options or stock purchase rights are an integral part of the Company’s overall compensation program and an effective way to provide incentives to employees. The Company’s standard option vesting program provides that in an initial grant to optionee one-fourth ( 1/4) of the shares subject to the option vest and become exercisable twelve months after the vesting commencement date, and one sixteenth ( 1/16) of the shares subject to such option vest each three (3) months thereafter. Subsequent grants to optionees shall vest and become exercisable at the rate of one sixteenth ( 1/16) each three (3) months thereafter. This results in long term incentives for the employees, which benefit the Company because the employees’ stock options are earned over a four-year period.

The material terms of the Option Plan are set forth in Appendix A to this Proxy Statement.

Participation in the Option Plan

The grant of options under the Option Plan to executive officers, including the officers named in the Summary Compensation Table, is subject to the discretion of the Board or its Compensation Committee. As of the date of this Proxy Statement, there has been no determination by the Board or its Compensation Committee with respect to future awards under the Option Plan. Accordingly, future awards are not determinable.

The following table sets forth, for each of the executive officers named in the Summary Compensation Table below (the “Named Executive Officers”), all current executive officers as a group, all current directors who are not executive officers as a group, and all other employees as a group, with respect to the Option Plan: (i) the number of shares of the Company’s Common Stock subject to options granted under the Option Plan during fiscal year 2002; and (ii) the market value of the shares of Common Stock underlying the options granted to such persons or group of persons during the fiscal year ended September 30, 2002, minus the exercise price of such shares.

1994 Incentive Stock Option Plan

Name of Individual or Identity of Group	Number of Shares Subject to Options Granted	Dollar Values ($)(1)
Douglas L. Michels	476,109	$59,407
Randall Bresee	292,053	33,301
Steven M. Sabbath	263,490	34,626
Geoff Seabrook	215,054	26,790
All Named Executive Officers as a group	1,246,706	154,124
All current executive officers as a group	1,455,345	177,279
All current nonemployee directors as a group	438,000	18,360
All other employees (including current officers who are not executive officers) as a group	2,628,035	172,659

(1)
Market value of shares based on a closing price of $ 0.26 on the Nasdaq SmallCap Market on September 30, 2002, minus the exercise price. Shares subject to an option with an option exercise price greater than $ 0.26 are considered to have zero dollar value.

Vote Required and Board of Director Recommendation

The affirmative vote of two-thirds of the outstanding shares entitled to vote is required under California law to approve the amendment to add shares to the Option Plan. An abstention or non-vote is not an affirmative vote and, therefore, will have the same effect as a vote against the proposal.

The Board of Directors unanimously recommends a vote “FOR” the amendment to add shares to the Option Plan.

PROPOSAL THREE
APPROVAL OF AMENDMENT TO ADD FIVE HUNDRED THOUSAND SHARES TO THE EMPLOYEE STOCK PURCHASE PLAN

At the Annual Meeting, the shareholders are being asked to approve the addition of five hundred thousand shares to the number of shares issuable pursuant to the Company’s Employee Stock Purchase Plan.

The foregoing amendment was approved by the Board of Directors on November 14, 2002, subject to approval of the Company’s shareholders.

General

The Company’s Employee Stock Purchase Plan (the “Purchase Plan”) was adopted by the Board of Directors in March 1993 and approved by its shareholders in May 1993 and is intended to qualify under Section 423 of the Code. A total of 827,403 shares of Common Stock are currently reserved for future issuance under the Purchase Plan.

Amendment to Increase the Number of Shares Reserved for Issuance Under the Purchase Plan

On November 14, 2002, the Board approved an amendment to the Purchase Plan to increase the number of shares reserved for issuance thereunder by 500,000 shares to an aggregate of 5,750,000 shares, subject to obtaining shareholder approval. As of the Record Date, 5,250,000 shares were reserved for issuance under the Purchase Plan, of which 4,422,597 shares had been issued.

The Board believes that it is in the best interests of the Company to provide employees with an opportunity to purchase Common Stock of the Company through payroll deductions. The Board believes that the shares remaining available for issuance pursuant to the Purchase Plan are insufficient for such purpose. Accordingly, at the Annual Meeting the shareholders are being requested to consider and to approve the amendment of the Purchase Plan to increase the number of shares reserved for issuance thereunder by 500,000 shares.

A summary of the principal terms of the Purchase Plan is located in Appendix B to this Proxy Statement.

Participation in the Purchase Plan

Participation in the Purchase Plan by executive officers is on a voluntary basis. Accordingly, future awards are not determinable under the Purchase Plan.

In fiscal year 2002, the following shares of Common Stock were purchased pursuant to the Purchase Plan.

Name or group	Number of Shares	Dollar Value(1)
All Directors	0	$0
All Named Executive Officers	0	0
All current executive officers	34,028	1,505
All other employees	585,035	27,697

(1)	Market value of shares on the date of purchase, minus the purchase price under the Purchase Plan.

Vote Required and Board of Directors Recommendation

The affirmative vote of two-thirds of the outstanding shares entitled to vote is required under California law to approve the amendment to add shares to the Purchase Plan. Abstentions will have the effect of a vote “against” this proposal. Broker non-votes will have no effect on the outcome of the vote.

The Board of Directors unanimously recommends a vote “FOR” the amendment to add shares to the Purchase Plan.

PROPOSAL FOUR
RENEW OPTION PLAN, DIRECTOR OPTION PLAN, AND PURCHASE PLAN FOR ADDITIONAL TEN YEAR TERMS; APPROVE MATERIAL TERMS OF OPTION PLAN

At the Annual Meeting, the shareholders are being asked to approve amending the Option Plan, the Director Option Plan, and the Purchase Plan to provide for additional ten year terms and to approve the material terms of the Option Plan.

The foregoing amendments were approved by the Board of Directors on November 14, 2002, subject to approval of the Company’s shareholders.

The Purchase Plan was adopted by the Board of Directors in March 1993 and approved by its shareholders in May 1993 and is intended to qualify under Section 423 of the Code. A total of 827,403 shares of Common Stock are currently reserved for future issuance under the Purchase Plan. The Purchase Plan is currently scheduled to expire March 16, 2003. If the shareholders approve this Proposal Four, the Purchase Plan will be have a new expiration date of November 14, 2012.

The adoption of the Option Plan, the successor to the Company’s 1984 Incentive Stock Option Plan, was approved by the Board of Directors and by the shareholders in February 1994. As of the Record Date, options to purchase an aggregate of 14,642,363 shares were outstanding and 399,722 shares were available for future grant. In addition, 6,471,580 shares had been purchased pursuant to the exercise of stock options granted under the Option Plan. The Option Plan authorizes the Board of Directors to grant incentive and nonstatutory stock options and stock purchase rights to eligible employees and consultants of the Company. The Option Plan is structured to allow the Board of Directors broad discretion in creating equity incentives in order to assist the Company in attracting, retaining and motivating the best available personnel for the successful conduct of the Company’s business. The Option Plan is scheduled to terminate on October 28, 2003. The Code provides that incentive stock option plans may not have a term greater than ten years from the earlier of the date upon which the plan is adopted or the date the shareholders approve the plan. Extending the term of the plan is considered the adoption of a new plan. Accordingly, if the shareholders approve this Proposal Four, the term of the Option Plan will be extended to ten years from the date of Board approval (November 14, 2002), resulting in a new Option Plan expiration date of November 14, 2012.

The Director Option Plan was adopted by the Board of Directors on March 1993, and by the shareholders in May 1993. As of the Record Date, options to purchase and aggregate of 373,000 shares were outstanding. A total of 945,000 shares of Common Stock are currently reserved for future issuance under the Director Option Plan. The Director Option Plan is currently scheduled to expire March 2003. If the shareholders approve this Proposal Four, the Director Option Plan will have a new expiration date of November 14, 2012.

If the shareholders of the Company approve the extension of the Option Plan and the Director Option Plan terms pursuant to this Proposal Four, these plans will automatically be renamed the 2002 Incentive Stock Option Plan and the 2002 Director Option Plan.

At the Annual Meeting, the shareholders are also being asked to approve the material terms of the Option Plan to preserve corporate income tax deductions that may become available pursuant to Internal Revenue Code Section 162(m). The shareholders are being asked for this approval so that the Company may deduct for federal income tax purposes compensation in excess of $1 million that may be paid to certain executive officers in any single year. Compensation includes cash compensation as well as income arising from the exercise of non-statutory stock options and stock purchase rights granted under the Option Plan as well as disqualifying dispositions of incentive stock options granted under the Option Plan.

Options and stock purchase rights granted under the Option Plan are generally designed to qualify as “performance-based” compensation within the meaning of Section 162(m) of the Internal Revenue Code.

Pursuant to Section 162(m), we generally may not deduct for federal income tax purposes compensation paid to the Named Executive Officers to the extent that any of these persons receive more than $1 million in compensation in any single year. However, if the compensation qualifies as “performance-based” for Section 162(m) purposes, we may deduct for federal income tax purposes the compensation paid even if such compensation exceeds $1 million in a single year. For the options and stock purchase rights granted under the Option Plan to qualify as “performance-based” compensation under Section 162(m), shareholders must approve the material terms of the Option Plan.

The material terms of the Option Plan are set forth in Appendix A to this Proxy Statement. The material terms of the Purchase Plan are set forth in Appendix B to this Proxy Statement. The material terms of the Director Option Plan are set forth in Appendix C to this Proxy Statement.

Participation in the Option Plan, the Director Option Plan and Purchase Plan

The grant of options under the Option Plan to executive officers, including the Named Executive Officers, is subject to the discretion of the Board or its Compensation Committee. As of the date of this Proxy Statement, there has been no determination by the Board or its Compensation Committee with respect to future awards under the Option Plan. Also, participation by executive officers in the Purchase Plan is entirely voluntary. Accordingly, future awards are not determinable under the Option Plan or Purchase Plan.

1994 Incentive Stock Option Plan

The following table sets forth, for each of the Named Executive Officers, all current executive officers as a group, all current directors who are not executive officers as a group, and all other employees as a group, with respect to the Option Plan: (i) the number of shares of the Company’s Common Stock subject to options granted under the Option Plan during fiscal year 2002; and (ii) the market value of the shares of Common Stock underlying the options granted to such persons or group of persons during the fiscal year ended September 30, 2002, minus the exercise price of such shares.

Name of Individual or Identity of Group	Number of Shares Subject to Options Granted	Dollar Values($)(1)
Douglas L. Michels	476,109	$59,407
Randall Bresee	292,053	33,301
Steven M. Sabbath	263,490	34,626
Geoff Seabrook	215,054	26,790
All Named Executive Officers as a group	1,246,706	154,124
All current executive officers as a group	1,455,345	177,279
All current nonemployee directors as a group	438,000	18,360
All other employees (including current officers who are not executive officers) as a group	2,628,035	172,659

(1)
Market value of shares based on a closing price of $0.26 on the Nasdaq SmallCap Market on September 30, 2002, minus the exercise price. Shares subject to an option with an option exercise price greater than $0.26 are considered to have zero dollar value.

1993 Director Option Plan

The following table sets forth, for each of the Named Executive Officers, all current executive officers as a group, all current directors who are not executive officers as a group, and all other employees as a group, with respect to the Director Plan: (i) the number of shares of the Company’s Common Stock subject to options granted under the Director Plan during fiscal year 2002; and (ii) the market value of the shares of Common Stock underlying the options granted to such persons or group of persons during the fiscal year ended September 30, 2002, minus the exercise price of such shares.

Name or group	Number of Shares	Dollar Value(1)
All Directors	30,000	$0
All Named Executive Officers	0	0
All current executive officers	0	0
All other employees	0	0

(1)
Market value of shares based on a closing price of $0.26 on the Nasdaq SmallCap Market on September 30, 2002, minus the exercise price. Shares subject to an option with an option exercise price greater than $0.26 are considered to have zero dollar value. In lieu of an annual option grant, Directors may elect to receive cash compensation at a rate determined by the Board.

1993 Employee Stock Purchase Plan

In fiscal year 2002, the following shares of Common Stock were purchased pursuant to the Purchase Plan.

Name or group	Number of Shares	Dollar Value(1)
All Directors	0	$0
All Named Executive Officers	0	0
All current executive officers	34,028	1,505
All other employees	585,035	27,697

(1)	Market value of shares on the date of purchase, minus the purchase price under the Purchase Plan.

Vote Required and Board of Director Recommendation

If a quorum is present, the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting will be required to approve the renewal of the Option Plan, Director Plan, and Purchase Plan for an additional ten years, and the approval of the material terms of the Option Plan for Code Section 162(m) purposes. Abstentions will have the effect of a vote “against” this proposal. Broker non-votes will have no effect on the outcome of the vote.

The Board of Directors unanimously recommends a vote “FOR” the approval of the renewal of the terms of the Option Plan, Director Plan, and Purchase Plan for an additional 10 years, and the approval of the material terms of the Option Plan for Code Section 162(m) purposes.

PROPOSAL FIVE
APPROVAL OF SERIES OF PROPOSED AMENDMENTS TO
AMENDED AND RESTATED ARTICLES
OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

General

The Board of Directors has unanimously adopted resolutions approving and recommending to the shareholders for their approval a series of amendments to the Company’s Amended and Restated Articles of Incorporation to effect a reverse stock split of the Company’s Common Stock at a ratio to be determined by the Company’s Board of Directors. The proposed reverse stock split will be based upon one of the following ratios: one-for-five, one-for-eight, one-for-twelve or one-for-fifteen, with the exact ratio to be set by the Board of Directors in its sole discretion at such time as it may elect to effectuate a reverse stock split. Approval of this reverse stock split proposal will give the Board of Directors the authority to elect whether or not to implement the reverse stock split at any time it determines it is in the best interests of the Company and its shareholders, prior to the Company’s next annual meeting. Notwithstanding the approval of this proposal by the shareholders, the Board of Directors may, in its sole discretion, determine not to effect, and abandon, the reverse stock split without further action by the shareholders. The text of the Amended and Restated Articles of Incorporation is also subject to modification to include such changes as may be required by the office of the Secretary of State of the State of California.

The Board of Directors may consider a variety of factors in determining whether or not to implement the reverse stock split, including but not limited to, overall trends in the stock market, recent changes and anticipated trends in the per share market price of the Company’s Common Stock, developments in the business and transactions of the Company, the Company’s actual or projected financial performance, and/or issues relating to continued listing on the Nasdaq SmallCap Market.

If the Company’s shareholders approve this proposal, and the Board of Directors believes that the reverse stock split is in the best interests of the Company and its shareholders, the Company will file the Amendment to the Amended and Restated Articles of Incorporation with the Secretary of the State of California. The date of the filing will be the effective date (the “Effective Date.”) On the Effective Date, all outstanding shares of Common Stock would be exchanged for new shares of Common Stock at the exchange ratio determined by the Board of Directors.

The text of the four proposed forms of Amended and Restated Articles of Incorporation to effectuate the reverse stock split are attached to this proxy statement as Appendices E-1 through E-4, corresponding to the four possible reverse stock split ratios. Only the form of Amended and Restated Articles of Incorporation corresponding to the reverse stock split ratio determined by the Company’s Board of Directors will be filed with the Secretary of State of the State of California to effect the reverse stock split. The Amended and Restated Articles of Incorporation will not change the number of currently authorized shares of our Common Stock or the par value of our Common Stock; however, it will reduce the outstanding number of shares of Common Stock by the ratio determined by the Board of Directors.

By decreasing the number of outstanding shares of the Company’s Common Stock, the reverse stock split would increase the number of shares of the Company’s authorized Common Stock available for future issuance. The Company’s Articles of Incorporation currently authorizes the issuance of up to 100,000,000 shares of Common Stock and 20,000,000 shares of Preferred Stock. As of the record date, the Company had 41,028,264 shares of Common Stock issued and outstanding and no Preferred Stock issued and outstanding. The authorized number of shares of Common Stock and Preferred Stock set forth above will not be affected by the reverse stock split, and accordingly, if approved by the shareholders, the reverse stock split would increase the number of shares of Common Stock available for future issuance to a total of 91,279,922 (at a (1:5) ratio); 94,549,951 (at a (1:8) ratio); 96,366,634 (at a (1:12) ratio) or 97,093,307 (at a (1:15) ratio), depending upon the reverse stock split ratio determined by the Board of Directors.

Although the increased number of authorized but unissued shares of Common Stock could theoretically be used for a variety of purposes, including acquisitions and/or business combinations, there are currently no acquisitions and/or business combinations or other issuances of such authorized but unissued shares contemplated, including any acquisitions and/or business combinations or other issuances that would require Board of Directors or shareholder approval. The availability of additional authorized but unissued shares would theoretically allow the Board of Directors to issue shares for financing purposes, if appropriate opportunities arise, without further action by shareholders or the time delay involved in obtaining shareholder approval (except to the extent approval is otherwise required by applicable law or stock exchange or over-the-counter market regulations). If additional shares were issued for acquisition, business combination or financing purposes, such issuance of additional shares would cause the ownership interest of the holders of the Company’s Common Stock to be diluted, possibly substantially. Finally, the increased number of authorized but unissued shares of Common Stock could have an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our Articles of Incorporation or By-laws.

Currently, pursuant to Proposals Two and Three of the Company’s Proxy Statement for the 2003 Annual Meeting of Shareholders, the Board of Directors is recommending that the Company’s shareholders approve an increase in the number of shares issuable under the Company’s 1994 Incentive Stock Option Plan and the 1993 Employee Stock Purchase Plan. Other than these requested increases for the Company’s 1994 Incentive Stock Option Plan and the 1993 Employee Stock Purchase Plan, the Company has no plans, proposals or arrangements currently contemplated that would involve the issuance of any additional shares that would become authorized but unissued shares as a result of the reverse stock split.

	Before reverse stock split	After reverse stock split (1 for 15 split)	After reverse stock split (1 for 12 split)	After reverse stock split (1 for 8 split)	After reverse stock split (1 for 5 split)
Number of shares of common stock, at the record date
Authorized	100,000,000	100,000,000	100,000,000	100,000,000	100,000,000
Issued and outstanding	41,028,264	2,735,218	3,419,022	5,128,533	8,205,653
Authorized and reserved for issuance (1)(2)	2,572,125	171,475	214,344	321,516	514,425
Authorized but unreserved after the reverse stock split	56,399,611	97,093,307	96,366,634	94,549,951	91,279,922

(1) Authorized and reserved for issuance
EarlyBird Capital Warrants	400,000	26,667	33,333	50,000	80,000
1993 Director Stock Option Plan	945,000	63,000	78,750	118,125	189,000
1994 Incentive Stock Option Plan	399,722	26,648	33,310	49,965	79,944
1993 Employee Stock Purchase Plan	827,403	55,160	68,950	103,425	165,481

	2,572,125	171,475	214,343	321,515	514,425

(2) Excludes warrants for 1,440,000 shares issued to The Canopy Group that expired January 8, 2003.

Background and Purpose for Reverse Stock Split

The Company believes, but cannot guarantee, that a reverse stock split will increase the per share price of its Common Stock, and thereby enhance the acceptability of its Common Stock to the financial community and the investing public, and potentially broaden the investor pool from which the Company may be able to obtain additional financing, if needed.

The current per share price of the Company’s Common Stock has reduced the marketability of the Company’s Common Stock because of the reluctance of many leading brokerage firms to recommend low-priced stock to their clients. The Company believes that many investment funds are reluctant to invest in or are prohibited from investing in lower-priced stocks. A variety of brokerage house policies and practices also tend to discourage individual brokers within those firms from trading in lower-priced stocks.

Brokerage commissions on lower-priced stock generally represent a higher percentage of the stock price than commissions on higher-priced stock. Therefore, the current price of the Company’s Common Stock can result in individual shareholders paying transaction costs, including commissions, markups or markdowns, that represent a higher percentage of their total share value than would be the case if the share price were substantially higher. This factor may also limit the willingness of institutions to purchase the Company’s Common Stock at its current low share price.

In addition, firms that currently make a market for the Company’s Common Stock could discontinue doing so, and the current, low price of the stock could discourage other firms from undertaking that role. Many analysts will not provide research on companies whose stock trades below certain price levels, or that trade on the OTC Bulletin Boards, the “pink sheets” or on regional exchanges.

Therefore, the Company believes, but cannot assure you, that by completing the reverse stock split, there will be an increase in the per share price of its Common Stock, which will enhance the acceptability of its Common Stock to the financial community and the investing public, and potentially broaden the investor pool from which the Company may be able to obtain additional financing, if needed.

The Company also believes, but cannot guarantee, that by completing the reverse stock split, the per share price of its Common Stock may increase to above the minimum bid requirement of $1.00 per share as required by the Nasdaq Stock Market, Inc. (“Nasdaq”), and thereby allow the Company to maintain its listing requirements with Nasdaq.

The Company’s Common Stock was listed on the Nasdaq National Market in May 27, 1993. On May 31, 2002, the Company voluntarily transferred to the Nasdaq SmallCap Market, where its stock is now quoted. Among other requirements, the listing maintenance standards established by the Nasdaq for its SmallCap Market require that a company’s Common Stock have a minimum bid price of at least $1.00 per share. Failure to meet the minimum bid price requirement for thirty consecutive trading days, and thereafter not regaining compliance for a minimum of ten consecutive trading days during the one hundred and eighty calendar days following notification by Nasdaq can result in the company being delisted from trading on the Nasdaq SmallCap market.

The Company received a letter from the Nasdaq, dated February 14, 2002, advising the Company that the bid price for its Common Stock had been below $1.00 per share for a period of thirty consecutive days. The Nasdaq further advised the Company that it would be given a ninety day period in which to come into compliance with the minimum bid price requirement in order to maintain the Company’s listing on the Nasdaq National Market.

On May 31, 2002, the Company voluntarily transferred from the Nasdaq National Market to the Nasdaq SmallCap Market, thereby extending the grace period in which to comply with the $1.00 minimum until August 13, 2002. On August 14, 2002, the Company received a letter from the Nasdaq, giving the Company an additional one hundred and eighty days to comply with the $1.00 minimum bid rule, or face delisting.

At the completion of the 180 day grace period, the Company will determine what action to take, including but not limited to the possibility of an appeal. Possible grounds for an appeal may include the Company’s decision to seek shareholder approval for a reverse stock split.

On December 31, 2002, the last reported sale price of the Common Stock on the Nasdaq SmallCap Market was $0.18 per share. At no time since July 25, 2001 has the closing bid price of the Company’s Common Stock been over $1.00 or more.

A delisting of the Company’s Common Stock from the Nasdaq or further declines in the market price of the Common Stock could greatly impair the Company’s ability to raise capital through equity or debt financing, while continued listing of the Company’s Common Stock on the Nasdaq may enhance the Company’s access to capital. The Company believes that prospective investors will more favorably view the Company if it continues to have its shares listed on the Nasdaq.

The Company believes that maintaining the listing of its Common Stock on the Nasdaq is in the Company’s best interests and the best interests of its shareholders. If the Company’s shareholders do not approve the proposal to give the Company’s Board of Directors the authority to effect the reverse stock split, and the closing bid price of the Company’s Common Stock does not otherwise rise to above $1.00 or more, it is highly likely that the Company’s Common Stock will be delisted and will no longer be traded on the Nasdaq.

Therefore, the Company believes that completion of the reverse stock split may increase the per share price to above the minimum bid requirement of $1.00 per share as required by the Nasdaq, and thereby allow the Company to maintain its listing requirements with the Nasdaq.

Potential Disadvantages of a Reverse Stock Split

The Company cannot assure you that the reverse stock split will have the desired consequences.

The reduction of the number of outstanding shares of Common Stock caused by any reverse stock split is anticipated initially to increase the per share market price of the Common Stock. However, because some investors may view the reverse stock split negatively, there can be no assurance that the market price of the Common Stock will reflect proportionately the reverse stock split, that any particular price may be achieved, or that any price gain will be sustained in the future.

Furthermore, in theory, the overall value of the Company will not change as a result of the reverse stock split so that reducing the number of shares outstanding by a factor determined by the ratio elected by the Board will increase the per share price by a value of that same ratio. However, a reverse stock split is often viewed negatively by the market, and consequently, can lead to a decrease in the overall market capitalization of the Company. As a result, there is no mathematical certainty as to the increase in the per share price that might be expected as a result of the reverse stock split, and there can be no assurance that the per share price will increase proportionally to the reverse stock split. If the per share price increases by a factor less than the ratio elected by the Board of Directors, then the overall market capitalization of the Company will be reduced.

The reverse stock split will reduce the Company’s outstanding Common Stock to approximately 2,735,218 (at a (1:15) ratio); 3,419,022 (at a (1:12) ratio); 5,128,533 (at a (1:8) ratio) or 8,205,653 (at a (1:5) ratio) shares of Common Stock, depending upon the ratio set by the Board of Directors, which will reduce the number of shares of the Company’s Common Stock in the public float. The reduced number of shares could result in decreased liquidity in the trading market, and potential mismatches between supply and demand in the market for the Common Stock at any given time, which could result in changes in the trading price that are unrelated to the activities or prospects of the Company.

Effects on Registration

The Common Stock of the Company is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company is subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split, if implemented, will not affect the registration of the Company’s Common Stock, nor will the number of shareholders be affected by the reverse stock split. After the reverse stock split, the Company’s Common Stock will continue to be reported on the Nasdaq SmallCap market under the symbol “TTLA” (although the Nasdaq will add the letter “D” to the end of the trading symbol for a period of one month to indicate that a reverse split has occurred.)

Effects on Stock Options

A reverse stock split will reduce the number of shares of Common Stock available for issuance under the Company’s 1994 Incentive Stock Option Plan, the 1993 Director Option Plan, and the 1993 Employee Stock Purchase Plan in proportion to the conversion ratio set by the Board. If the shareholders approve Proposal Two and Three, the number of shares subject to the Plans will be increased on a post-reverse split basis, assuming the Board of Directors implements the reverse stock split. Under the terms of the outstanding options, the reverse stock split will reduce the number of shares of Common Stock issuable upon exercise of such stock options in proportion to the conversion ratio selected by the Board, and will effect a proportionate increase in the exercise price of such options. In connection with the reverse stock split, the number of shares of Common Stock issuable upon exercise of outstanding stock options will be rounded to the nearest whole share, and no cash payment will be made in respect of such rounding.

No Fractional Shares

As a result of the reverse stock split, the exchange of a shareholder’s existing shares into post-reverse split shares may result in the creation of fractional shares. For instance, if the reverse split ratio is set at one-for-eight, a shareholder who owns one hundred pre-reverse stock split shares would be entitled to receive twelve and one-half post-reverse split shares. The one-half share is a fractional share. It is the Company’s intent that all fractional shares will be rounded up to the nearest whole share. Post-reverse split shares issued due to upward rounding will be issued solely to save the expense and administrative burden of issuing fractional shares, and do not represent separately bargained for consideration. Thus, if the Board of Directors does elect to implement the reverse stock split, the shareholder in the previous example would receive a certificate representing thirteen post-reverse split shares.

Exchange of Certificates

As soon as practicable after the Effective Date, transmittal forms and instructions specifying the details of the exchange will be mailed to each holder of record shares of Common Stock, to be used in forwarding such holder’s Common Stock certificates for surrender and exchange for certificates evidencing the number of shares of Common Stock such shareholder is entitled to receive as a consequence of the reverse stock split. Upon receipt of the transmittal form and instructions, each shareholder should surrender the certificates evidencing shares of Common Stock prior to the reverse stock split in accordance with the applicable instructions. Each shareholder surrendering share certificates will receive new certificates evidencing the whole number of shares of Common Stock to which such shareholder is entitled as a consequence of the reverse stock split. Shareholders will not be required to pay any transfer fee or other fees associated with the exchange of certificates.

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES, NOR SHOULD SHAREHOLDERS SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.

No Material Federal Tax Consequences

The following is a summary of certain material federal income tax consequences of the reverse stock split, does not purport to be a completed discussion of all the possible federal income tax consequences of the reverse split, and is included for general information only. Furthermore, the summary does not address any state, local or foreign income or other tax consequences. In addition, it does not address the tax consequences to shareholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, non-resident alien individuals, broker-dealers and tax-exempt entities. The summary is based on the provisions of the United States federal income tax laws as of the date hereof, which is subject to change both retroactively and prospectively. The summary also assumes that shares both before and after the reverse stock split are held as a “capital asset” as defined by the Internal Revenue Code of 1986, as amended (generally, property held for investment). The tax treatment for a shareholder may vary depending upon the particular facts and circumstances of such shareholder. Each shareholder is urged to consult with that shareholder’s tax advisors with respect to the tax consequences of the reverse stock split.

Other than the fractional shares and the rounding up process discussed above, no gain or loss should be recognized upon exchange of pre-split shares for post-split shares pursuant to the reverse stock split. The aggregate tax basis in the post-split shares received in the reverse share split will be the same as the aggregate tax basis in the pre-split shares exchanged for the post-reverse stock split shares.

The shareholder’s holding period for the post-split shares will include the period during which the shareholder held the pre-split shares surrendered in the reverse stock split.

The Company’s view of the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. ACCORDINGLY, EACH SHAREHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER AS A RESULT OF THE REVERSE STOCK SPLIT.

No Dissenters’ Rights

Shareholders have no dissenters’ rights in connection with the proposed reverse stock split.

Required Votes; Recommendation of the Board of Directors

The affirmative vote of the holders of a majority of all outstanding shares of the Company’s Common Stock entitled to vote on this proposal will be required for approval of this proposal.

The Board of Directors unanimously recommends a vote “FOR” the proposal to grant discretionary authority to the Company’s Board of Directors to amend the Company’s Amended and Restated Articles of Incorporation to effect a reverse stock split of the Company’s Common Stock as described herein.

PROPOSAL SIX
RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

On May 4, 2001, the Company dismissed PricewaterhouseCoopers LLP, the Company’s principal independent accountants, effective upon completion of PricewaterhouseCoopers’ services with respect to the Company’s Form S-4 and Form 10-Q for the quarter ended March 31, 2001. The decision to change accountants was recommended by the audit committee of the Company’s Board of Directors and approved by the Board of Directors.

PricewaterhouseCoopers LLP’s and Deloitte & Touche LLP’s reports on the Company’s financial statements for the past three fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except as to going concern. During the three most recent fiscal years, there have been no disagreements with PricewaterhouseCoopers LLP or Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which if not resolved to the satisfaction of PricewaterhouseCoopers LLP or Deloitte & Touche LLP, would have caused them to make reference thereto in their reports on the financial statements for such years.

The Board of Directors has selected Deloitte & Touche LLP as independent public accountants to audit the consolidated financial statements of the Company for the fiscal year ending September 30, 2003 and recommends that shareholders vote for ratification of such appointment.

Deloitte & Touche LLP has audited the Company’s financial statements since Fiscal Year 2001. Representatives of Deloitte & Touche LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Audit Fees

The aggregate fees for professional services rendered by Deloitte & Touche LLP in connection with their audit of the Company’s consolidated financial statements and review of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q for the fiscal year ended September 30, 2002 were $222,860.

The aggregate fees for professional services rendered by PricewaterhouseCoopers LLP in connection with their audit of the Company’s consolidated financial statements and review of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q for the fiscal year ended September 30, 2002 were $6,250.

Financial Information Systems Design and Implementation Fees

Neither Deloitte & Touche LLP nor PricewaterhouseCoopers LLP provided any services related to financial information systems design and implementation for the fiscal year ended September 30, 2002.

All Other Fees

The aggregate fees billed for all other services rendered by Deloitte & Touche LLP for the fiscal year ended September 30, 2002 were $47,837 for audit-related services which included review of SEC registration statements, issuance of comfort letters and consents. There were no non-audit services performed by Deloitte & Touche LLP for the fiscal year ended September 30, 2002.

The aggregate fees billed for all other services rendered by PricewaterhouseCoopers LLP for the fiscal year ended September 30, 2002 were $5,250 for audit related services which included review of SEC registration statements, issuance of comfort letters and consents and consultations related to acquisition. There were no fees billed for non-audit services.

Review of Auditor Independence

The Audit Committee of the Board of Directors has reviewed Deloitte & Touche’s independence as the Company’s principal auditor, and has approved the selection of Deloitte & Touche LLP as the Company’s auditors to the Board of Directors.

Required Vote

The affirmative vote of the holders of a majority of the Votes Cast is required to ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending September 30, 2003.

The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as independent public accountants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of the Record Date as to (i) each person who is known by the Company to own beneficially more than five percent (5%) of the outstanding shares of its Common Stock, (ii) each director and each nominee for director of the Company, (iii) each of the Named Executive Officers and (iv) all directors and executive officers as a group. This table is based on information provided to us or filed with the Securities and Exchange Commission by the Company’s directors, executive officers and principal shareholders. Except as otherwise indicated, the Company believes that the beneficial owners of the shares listed below have sole investment and voting power with respect to such shares, subject to community property laws. The Company does not know of any arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change of control of the Company. The address for each shareholder on this table is c/o Tarantella, Inc., 425 Encinal Street, Santa Cruz, California 95061-1900.

Five Percent Shareholders, Directors And Certain Executive Officers	Common Stock Beneficially Owned	Approximate Percentage Owned(1)
Douglas L. Michels(2)	4,291,612	10.16%
Alok Mohan(3)	1,015,575	2.42
Robert M. McClure(4)	249,894	*
Gilbert P. Williamson(5)	248,937	*
R. Duff Thompson(6)	142,437	*
Ninian Eadie(7)	219,437	*
Ronald Lachman(8)	271,437	*
Randall Bresee(9)	490,349	1.18
Steven M. Sabbath(10)	513,969	1.24
Geoff Seabrook(11)	478,297	1.15
All directors and current executive officers as a group (11 persons)(12)	8,284,769	18.02

*	Less than one percent
(1)
Applicable percentage of ownership is based on shares of Common Stock outstanding as of the Record Date together with applicable options held by such shareholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Shares of Common Stock subject to options currently exercisable or exercisable within sixty (60) days after the Record Date are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(2)
Includes 1,208,212 shares issuable upon exercise of options to purchase shares of Common Stock that are exercisable within sixty (60) days after the Record Date. Includes 75,000 shares gifted to the J3D Family Partnership, of which Douglas Michels is the general partner; and 355,000 shares in a partnership account established by Mr. Michels’ late father, Lawrence Michels, of which Douglas Michels is a partner.

(3)	Includes 920,740 shares issuable upon exercise of options to purchase shares of Common Stock that are exercisable within sixty (60) days after the Record Date.
(4)	Includes 246,562 shares issuable upon exercise of options to purchase shares of Common Stock that are exercisable within sixty (60) days after the Record Date.
(5)	Represents 248,937 shares issuable upon exercise of options to purchase shares of Common Stock that are exercisable within sixty (60) days after the Record Date.
(6)	Represents 142,437 shares issuable upon exercise of options to purchase shares of Common Stock that are exercisable within sixty (60) days after the Record Date.
(7)	Represents 219,437 shares issuable upon exercise of options to purchase shares of Common Stock that are exercisable within sixty (60) days after the Record Date.
(8)
Includes 199,437 shares issuable upon exercise of options to purchase shares of Common Stock that are exercisable within sixty (60) days after the Record Date. Also includes 24,000 shares in trust accounts established for the benefit of his minor children of which Mr. Lachman is a trustee. In addition, 5,000 shares are also held by the Ronald and Mary Ann Lachman Foundation of which Mr. Lachman is a director; Mr. Lachman disclaims beneficial ownership of these shares.

(9)	Includes 485,313 shares issuable upon exercise of options to purchase shares of Common Stock that are exercisable within sixty (60) days after the Record Date.
(10)	Represents 493,744 shares issuable upon exercise of options to purchase shares of Common Stock that are exercisable within sixty (60) days after the Record Date.
(11)	Includes 469,297 shares issuable upon exercise of options to purchase shares of Common Stock that are exercisable within sixty (60) days after the Record Date.
(12)
Includes 4,937,658 shares issuable upon exercise of options to purchase shares of Common Stock granted to executive officers, and directors of the Company that are exercisable within sixty (60) days after the Record Date.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Summary Compensation Table

The following table sets forth the compensation paid by the Company during the three fiscal years to (i) the Company’s Chief Executive Officer, and (ii) each of the four other most highly compensated executive officers of the Company, whose salary plus bonus exceeded $100,000 in fiscal year 2002:

Name and Principal Position	Year	Annual Compensation				Long-Term Compensation	All Other Compensation ($)(3)
		Salary($)(1)	Bonus($)(2)	Other Annual Compensation($)		Awards Securities Underlying Options(#)
Douglas L. Michels President, Chief Executive Officer	2002 2001 2000	$364,014 345,680 341,495	$0 111,511 167,933	$2,148 300 6,662	(4) (5) (6)	476,109 150,000 175,000	$3,000 593,967 3,000

Randall Bresee(7) Senior Vice President, Chief Financial Officer	2002 2001 2000	233,200 220,931 108,088	0 70,786 44,626	500 1,741 1,549	(8) (8) (8)	292,053 125,000 300,000	0 331,270 0

Steven M. Sabbath Senior Vice President, Law and Corporate Affairs and Secretary	2002 2001 2000	242,477 230,264 228,762	0 73,813 57,289	310 531 4,648	(8) (8) (8)	263,490 75,000 50,000	3,000 347,595 3,000

Geoff Seabrook Senior Vice President, Corporate Development	2002 2001 2000	106,943 188,663 195,457	0 68,202 54,191	18,288 77,680 37,447	(9) (9) (9)	215,054 75,000 50,000	23,957 284,592 24,046

(1)	Includes salary earned in the applicable fiscal year but paid or to be paid in the following fiscal year.
(2)
The Company pays bonuses to executive officers as determined by the Board of Directors. The bonuses for each executive officer are based on the officer’s base salary, the Company’s financial performance, and individual performance during the fiscal year. Includes bonuses earned in the applicable fiscal year but paid or to be paid in the following fiscal year.

(3)
The dollar amounts in this column include 401(k) contributions for the following persons in the amount of $3,000 for 2002, 2001, and 2000 paid by the Company on behalf of Mr. Michels, and Mr. Sabbath. It also includes car allowance for Mr. Seabrook in the following amounts for 2002 $23,957, for 2001 $23,588, and for 2000 $24,046. In addition the dollar amounts in this column include “Change in Control” payments made in 2001 in the following amounts: Mr. Michels $590,967; Mr. Bresee $331,270; and Mr. Sabbath $344,595.

(4)	Represents taxable Company paid health insurance benefit.
(5)	Represents annual airline club membership fees.
(6)	Includes annual airline club membership fees ($662) and estate planning services ($6,000).
(7)	Randall Bresee left the Company in April 1999, and prior to his departure he was not an Executive officer. Mr. Bresee was rehired in April 2000, as the Chief Financial Officer.
(8)	Tax preparation & estate planning service.
(9)	Represents pension payments.

Equity Compensation Plan Information

The following table provides information as of September 30, 2002 with respect to the shares of the Company’s Common Stock that may be issued under the Company’s existing equity compensation plans.

	A	B	C
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding, options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A)
Equity compensation plans approved by security holders (1)	11,468,043	$2.8542	5,719,445
Equity compensation plans not approved by security holders (4)	1,840,000	1.3185	0

Total	13,308,043	2.6418	5,719,445

(1)	Consists of the 1993 Director Stock Option Plan, the 1994 Incentive Stock Option Plan and the 1993 Employee Stock Purchase Plan.
(2)	Securities remaining after available include (i) 969,000 shares from the Director Plan (ii) 3,923,042 shares from the Incentive Plan and (iii) 827,403 shares from the Purchase Plan.
(3)
Under the Purchase Plan, each eligible employee may purchase shares at semi-annual intervals on the last U.S. business day of January and July at a share purchase price equal to 85% of the lower of the closing price per share on (i) the beginning or (ii) the end of the offering period. As the price of shares is unknown at this time, it has been excluded from the weighted-average computation.

(4)	Includes warrants issued in connection with a line of credit and warrants issued in connection with a consulting agreement.

Equity compensation plans not approved by security holders

These plans comprise the following:

Canopy Warrants—During fiscal 2001, in connection with a line of credit, the Company issued warrants to purchase 1,440,000 shares of Common Stock at an exercise price of $1.5625 per share. The warrants expired on January 8, 2003. The company recorded a liability of $969,000 for this warrant, and amortized the related expense over one year, the vesting period of the warrant.

Early Bird Warrants—During fiscal 2002, in connection with financial consulting and investment banking advice, the Company issued warrants to purchase 400,000 shares of Common Stock at an exercise price of $0.44 per share. The warrants expire on April 22, 2006. The Company recorded a one-time charge of $138,000 in fiscal 2002 for this warrant.

Option Grants in Fiscal Year 2002

The following table sets forth each grant of stock options during the fiscal year ended September 30, 2002 to the Named Executive Officers:

Name	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
	Number of Option Shares Granted(1)	Percent of Total Option Shares Granted to Employees in Fiscal Year(2)	Exercise Price ($ per share)	Expiration Date	5%($)	10%($)
Douglas L. Michels	126,656 349,453	2.98 8.22%	$0.36 0.09	10/08/11 10/08/11	$28,675 173,469	$72,669 294,850
Randall Bresee	96,165 195,888	2.26 4.61	0.36 0.09	10/08/11 10/08/11	21,772 97,239	55,174 165,280
Steven M. Sabbath	59,810 203,680	1.41 4.79	0.36 0.09	10/08/11 10/08/11	13,541 101,107	34,316 171,854
Geoff Seabrook	57,464 157,590	1.36 3.71	0.36 0.09	10/08/11 10/08/11	13,010 78,228	32,970 132,966

(1)
All options were granted under the 1994 Incentive Stock Option Plan (the “Option Plan”). The option exercise price of all stock options granted under the Option Plan is generally equal to the fair market value of the shares of Common Stock on the day prior to the date of grant. The options have a term of 10 years and generally vest at the rate 25% of the shares subject to the option per year in which the optionee remains in continuous status as an employee or consultant.

(2)	The Company granted options to purchase an aggregate of 4,521,380 shares to employees in fiscal year 2002.
(3)
Potential realizable values are based on assumed annual rates of return specified by the Securities and Exchange Commission. The Company’s management cautions shareholders and option holders that such increases in values are based on speculative assumptions and should not be the basis for expectations of the future value of their holdings.

Aggregated Option Exercises in Fiscal Year 2002
and Fiscal Year-End Option Values

The following table provides information on option exercises in fiscal year 2002 by the Named Executive Officers and the value of such officer’s unexercised options as of September 30, 2002

Name	Shares Acquired on Exercise	Value Realized	Number of Unexercised Option Shares On September 30, 2002		Value of Unexercised In-the-Money Option Shares On September 30, 2002 ($) (2)
			Exercisable	Unexercisable	Exercisable(1)	Un-exercisable
Douglas L. Michels.	0	$0	1,128,317	337,283	$59,407	$0
Randall Bresee	0	0	412,355	304,698	33,301	0
Steven M. Sabbath	0	0	459,707	137,659	34,626	0
Geoff Seabrook	0	0	444,301	135,753	26,790	0

(1)	Market value of underlying securities based on the closing price of the Company’s Common Stock on the Nasdaq SmallCap Market, minus the exercise price.
(2)
Market value of securities underlying unexercised in-the-money options based on the closing price of the Company’s Common Stock on September 30, 2002 (i.e., the last trading day of fiscal year 2002) on the Nasdaq SmallCap Market of $.26 per share, minus the exercise price.

Employment Contracts and Change-In-Control Arrangements

In March 1996, the Board of Directors approved a resolution providing that prior to or after a change in control, as defined in the Option Plan, any outstanding options held by corporate officers that were granted pursuant to the Option Plan that are not at such time exercisable and vested shall become fully exercisable and vested.

The Company adopted a change in control plan in June 1997 and, accordingly, has entered into change in control agreements with each of the Named Executive Officers. Pursuant to these agreements, each such officer is eligible to receive, in the event that his or her employment is involuntarily terminated within one year following a change in control of the Company, an amount equal to the product of twelve (12) times his or her total monthly compensation including targeted bonuses at 100% attainment, continuation of health benefits available to him or her prior to the involuntary termination of employment for twelve (12) months thereafter and accelerated vesting on all options held. Pursuant to the terms of these agreements, a change in control is as defined in the Company’s 1994 Incentive Stock Option Plan.

There are no other employment contracts between the Company and any of the Named Executive Officers.

Compensation of Directors

During fiscal year 2002 the Company made payments to the Outside Directors in an aggregate amount of forty-seven thousand ($47,000) for attendance to Board meetings (including committee meetings) during the fiscal year. The following payments were made to each outside director: Ninian Eadie, ten thousand, seven hundred and fifty dollars ($10,750); Ronald Lachman, seven thousand dollars ($7,000); Robert McClure, eleven thousand, five hundred dollars ($11,500); R. Duff Thompson, ten thousand, seven hundred and fifty dollars ($10,750); and Gilbert Williamson, seven thousand dollars ($7,000). Pursuant to a consulting agreement with director Williamson, the Company shall pay one thousand dollars ($1,000) a day, plus reasonable expenses, for consulting services rendered to the Board of Directors and two thousand, five hundred dollars ($2,500) a day for consulting services pertaining to the general business of the Company, to be provided on an as-needed basis. During fiscal year 2002, the Company did not retain Mr. Williamson for any consulting services and, therefore, no payments were made in fiscal year 2002. The Company has a consulting agreement with director McClure, pursuant to which the Company shall pay one thousand dollars ($1,000) per day, plus reasonable expenses, for consulting services pertaining to the general business of the Company, to be provided on an as-needed basis. In fiscal year 2002, the Company did not retain Mr. McClure for any consulting services and, therefore, no payments were made in fiscal year 2002. Directors are reimbursed for certain expenses in connection with attendance at board and committee meetings.

Outside Directors (i.e., nonemployee directors) receive compensation for their service on the Board pursuant to the Director Plan. This compensation is in the form of stock options, or in the case of the Annual Grant, which is automatically granted on the first day of each fiscal year, cash for each meeting attended, in lieu of a stock option. All current outside directors elected stock options for fiscal year 2002.

The Company’s Director Plan, which provides for the grant in nonstatutory stock options to nonemployee directors of the Company, was adopted by the Board of Directors in March 1993 and approved by the shareholders in May 1993. The Company has reserved a total of 1,500,000 shares of Common Stock for issuance pursuant to the Director Plan. The Director Plan is currently administered by the Board of Directors. Under the Director Plan, each nonemployee director automatically receives a nonstatutory option to purchase 40,000 shares of the Company’s Common Stock on the date upon which such person first becomes a director (the “Initial Grant”). In addition, each nonemployee director who remains in continuous status as a nonemployee director is automatically granted a nonstatutory option (the “Annual Grant”) to purchase 10,000 shares of Common Stock on the first day of each fiscal year, 6,000 shares of which are pursuant to the Director Option Plan and 4,000 of which are pursuant to the Incentive Stock Option Plan.

An Outside Director may elect to receive cash compensation in lieu of an Annual Grant. Each Outside Director who makes such an election shall receive cash compensation per each Board meeting payable at a rate determined by the Board. In addition to the annual election of either cash compensation or stock options grants, each Board member also receives the following payments for meeting attendance: one thousand dollars ($1,000) per regularly scheduled Board meeting attended in person, seven hundred fifty dollars ($750) per special meeting, which may be attended telephonically, and seven hundred fifty dollars ($750) per committee meeting, which may be attended telephonically. Also, in the event that the Director who elected to receive options in lieu of cash is unable to attend a regularly scheduled Board meeting, he shall have deducted from his next Annual Grant two thousand shares (2,000) for any such meeting not attended.

Options granted under the Director Plan have a term of ten (10) years unless terminated sooner upon termination of the optionee’s status as a director or otherwise pursuant to the Director Plan. Such options are not transferable by the optionee other than by will or the laws of descent or distribution, and each option is exercisable during the lifetime of the director only by such director. The exercise price of each option granted under the Director Plan is equal to the fair market value of the Common Stock on the date of grant. Initial Grant options granted under the Director Plan vest cumulatively at the rate of one-twentieth ( 1/20th) of the shares subject to the option for every three months after the date of grant. Annual Grant options vest at a rate of one-fourth ( 1/4th) of the shares subject to the option for every three months after the date of grant.

In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets of like transaction involving the Company immediately prior to occurrence of a change in control, any outstanding option shall become fully exercisable and vested.

Unless terminated sooner, the Director Plan will terminate in 2003. The Board has authority to amend or terminate the Director Plan provided no such action may affect options already granted and such options shall remain in full force and effect. As of the fiscal year end, options to purchase 349,000 shares of Common Stock at a weighted average exercise price (per share) of approximately $6.536 per share were outstanding and 969,000 shares remained available for future option grants under the Director Plan.

Report of the Compensation Committee of the Board of Directors

The Compensation Committee of the Board of Directors serves as an administrative arm of the Board to make decisions regarding executive compensation and to make recommendations to the Board on compensation matters generally. The following is the report of the Compensation Committee describing compensation policies and rationale applicable to the Company’s executive officers with respect to the compensation paid to such executive officers for the fiscal year ended September 30, 2002.

General

The Compensation Committee is a standing committee comprised of three nonemployee directors. After evaluating management’s performance, the Compensation Committee recommends compensation and pay levels to the full Board for approval. Employee directors do not vote on their own compensation. Stock option grants to executive officers are approved by the Compensation Committee.

Overview and Policies for 2002

The goals of the Compensation Committee are to attract, motivate, and retain the key executive talent necessary to achieve the Company’s business objectives and contribute to the long-term success of the Company. To meet these goals, the compensation program for our executive officers consists of the following components:

•	Base Salary,

•	Annual Bonus, and

•	Long-Term Stock Option Incentives

In fiscal year 2002, the Compensation Committee reviewed the compensation of the Company’s key executive officers by evaluating Company performance along with each executive’s scope of responsibility, prior experience, and salary history, and also took into account the salaries for similar positions at comparable high technology companies. In reviewing the compensation, the Compensation Committee focused on each executive’s prior performance with the Company and expected contribution to the Company’s future success. Due to the Company’s performance in 2002, bonuses, as reflected in the Summary Compensation Table with respect to the Named Executive Officers, no bonuses were paid with respect to fiscal 2002.

The Company provides long-term incentives to executive officers through the Option Plan. The purposes of the Option Plan are to attract and retain the best employee talent available and to create a direct link between compensation and the long-term performance of the Company. In general, the Option Plan incorporates four-year vesting periods to encourage employees to remain with the Company. The size of each option grant is based on the recipient’s position and tenure with the Company, the recipient’s past performance, and the size of previous stock option grants, primarily weighted toward the recipient’s position. In fiscal year 2002, the Company continued its policy of granting stock options to new employees and granted additional stock options to employees, including executive officers, who had made and were expected to make significant contributions to the Company’s development. These stock option grants were based primarily on the scope of the executive officer’s responsibilities at the Company and the remuneration to be paid to such officer.

During the last fiscal year, the stock prices of many technology companies deteriorated substantially, and the Company’s stock price similarly declined. Because the exercise price of stock options held by the Company’s executive officers was substantially in excess of the market price of the Company’s Common Stock, the Committee believed that the existing options would no longer serve to adequately incentivize the Company’s executives. Accordingly, in October of 2001, the Committee granted executives additional options, some with an exercise price at a 75% discount from the then fair market value, others with an exercise price equal to 100% of fair market value, all subject to standard vesting. The grants to the Named Executive Officers are set forth in the “Option Grants in Fiscal Year 2002” table set forth in this Proxy Statement.

The cash compensation for Douglas L. Michels in fiscal year 2002 was approved by the Board of Directors. The Compensation Committee made its recommendation and the Board made its determination of the Chief Executive Officer’s cash compensation after considering the same factors used to determine the compensation of other executive officers.

The Company has considered the effect of Code Section 162(m) on the compensation paid to the Company’s executive officers. Code Section 162(m) disallows a tax deduction for any publicly held corporation to the extent compensation for any of its named executive officers exceeds $1 million, unless compensation is performance-based or qualifies for another exemption. Where reasonably practicable, the Company will seek to qualify the compensation paid to our Named Executive Officers for an exemption from the deductibility limitations of Code Section 162(m). The Board is seeking shareholder approval of the material terms of the Option Plan to preserve potential corporate tax deductions under Code Section 162(m).

Summary

The Compensation Committee believes that the Company’s compensation has been successful in attracting and retaining qualified employees and in linking compensation directly to corporate performance relative to the Company’s goals. The Company’s compensation policies will evolve over time as the Company moves to attain the near-term goals it has set for itself while maintaining its focus on building long-term shareholder value.

Members of the Compensation Committee:

Ronald Lachman
Alok Mohan
Gilbert P. Williamson

Report of the Audit Committee of the Board of Directors

The Audit Committee is responsible for reviewing the financial information that will be provided to shareholder and others, monitoring the Company’s system of internal accounting controls, making recommendations to the Board of Directors regarding the selection of independent auditors providing to the Board of Directors such additional information and materials as the Committee may deem necessary to make the Board of Directors aware of significant financial matters which require the Board of Directors’ attention. The Audit Committee operates under a new written Audit Committee Charter adopted by the Board in November 2002, a copy of which is attached hereto as Appendix C. The Audit Committee met seven (7) times during the last fiscal year. The Board of Directors believes that all of the members of our committee are “independent directors” as defined under applicable standard definitions.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended September 30, 2002 with management, and Deloitte & Touche LLP. In addition, the Audit Committee has discussed with Deloitte & Touche LLP, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committee). The Audit Committee also has received the written disclosures and the letter from Deloitte & Touche as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee has discussed the independence of Deloitte & Touche with that firm. The Audit Committee also has considered the non-audit services provided by Deloitte & Touche and determined that the services provided are compatible with maintaining their independence.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting nor are they experts in the fields of accounting or auditing, including determination of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with auditing standards generally accepted in the United States of America, that the financial statements are presented in accordance with accounting principles generally accepted in the United States of America or that the Company’s auditors are in fact “independent” as required by the Nasdaq National Market.

Based on the Audit Committee’s review of the matters noted above and its discussions with the Company’s independent auditors and the Company’s management, the Audit Committee recommended to the Board of Directors that the financial statements be included in the Company’s Annual Report on Form 10-K, as amended.

Respectfully Submitted by:

Members of the Audit Committee of the
Board of Directors

Ninian Eadie
Robert McClure
R. Duff Thompson

Performance Graph

Set forth below is a line graph comparing the annual percentage change in the cumulative return to the shareholders of the Company’s Common Stock with the cumulative return of the Nasdaq National Market Index and the Nasdaq Computer and Data Processing Stocks Index for the period commencing September 30, 1997 and ending on September 29, 2002. The information contained in the performance graph shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

The graph assumes that $100 was invested on September 30, 1997 in the Company’s Common Stock and in each index, and that all dividends were reinvested. No dividends have been declared or paid on the Company’s Common Stock. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns. The Company operates on a 52-week fiscal year which ended on September 30, 2002.

GRAPH

The information contained above under the captions “Report of the Compensation Committee of the Board of Directors” and “Performance Graph” shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, (the “Securities Act”) or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

Certain Relationships and Related Transactions

In April 1999, the Company entered into a consulting agreement with Mr. Mohan, pursuant to which Mr. Mohan became an external consultant to the Company and his status as an employee ceased. The term of the agreement was for one year, commencing April 21, 1999, and was renewable by mutual agreement of both parties with approval by the Compensation Committee. As compensation for Mr. Mohan’s consulting services to the Company he received a fee target of one hundred and twenty-six thousand dollars ($126,000) per year, paid as follows: ninety thousand dollars ($90,000) annually as a retainer; and thirty-six thousand dollars ($36,000) annually as a target incentive. Incentive payments were made solely based upon the Company’s performance against its revenue and earnings per share measures, paid in accordance with the provisions of the Company’s Management Incentive Plan. The consulting agreement expired April 21, 2000, and the Company entered into a new consulting agreement, commencing on April 22, 2000 and continuing through the completion of the acquisition by Caldera Systems, Inc. of the Company’s Server and Professional Services business. As compensation for Mr. Mohan’s consulting services to the Company he received five thousand dollars ($5,000) per month, with no incentive bonus. With the approval of the Compensation Committee, the Company entered into amendments to Mr. Mohan’s consulting agreement pursuant to which the consulting agreement shall continue through January 2004, upon the same terms and conditions. The consulting agreement continues to be renewable by mutual agreement of both parties with approval by the Compensation Committee. As compensation for Mr. Mohan’s consulting services to the Company, he shall receive a fee targeted at one hundred and eighty thousand dollars ($180,000) per year paid as follows: ninety thousand dollars ($90,000) annually as a retainer (paid monthly at seven thousand five hundred dollars ($7,500); and ninety thousand dollars ($90,000) annually (paid quarterly) as a target incentive. Incentive payments are made solely based upon the Company’s performance against its Revenue and Operating Income measures and paid in accordance with the provisions of the Company’s Management Incentive Plan. Mr. Mohan received ninety thousand dollars ($90,000) for incentive payments during fiscal year 2002. For any quarter that the company implements a “voluntary hour reduction” Mr. Mohan’s monthly retainer will be reduced accordingly. Beginning in January 2003, his retainer will be six thousand, three hundred and seventy-five dollars ($6,375). Mr. Mohan’s stock options previously held continue to vest over the term of the agreement and convert to nonstatutory options. He continues to be covered under the Company’s medical, dental, and vision plans. In addition, Mr. Mohan will forego any compensation normally accorded to members of the Company’s Board of Directors for participation on the Board or for attendance at committee meetings and/or Board meetings, and will not be entitled to additional stock options granted to Board members on an annual basis.

Douglas Michels’ J3D Family Limited Partnership and the Lawrence Michels Family Limited Partnership are partners in Encinal Partnership No. 1 (“EP1”), which leases to the Company certain office premises located in Santa Cruz, California under two leases. The first lease commenced on January 1, 1989 and had a ten-year term, with two options for the Company to renew for five-year periods. The lease has been renewed through June 30, 2005. The lease covers approximately 56,230 square feet of building space at a current cost of approximately $94,587.25 per month, subject to an annual adjustment upward based on the Consumer Price Index. The second lease commenced on July 1, 1991 and had a seven-year term, with two options to renew for five-year periods. The second lease has been renewed through June 30, 2005. The second lease covers approximately 26,055 square feet of building space at a current cost of approximately $31,268 per month, subject to an annual adjustment based on the Consumer Price Index. Effective May 7, 2001 the second lease was assumed by Caldera International, Inc.

The third partner in EP1 is Wave Crest Development, Inc. (“Wave Crest”). Wave Crest leases to the Company 61,500 square feet of office space in Santa Cruz, California. From time to time, Douglas Michels engages in real estate transactions with Wave Crest and its president. Effective May 7, 2001, the aforementioned Wave Crest leases of 61,500 square feet of office space in Santa Cruz have been transferred to Caldera International, Inc.

The Company believes that the transactions described above were on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions between the Company and any director or executive officer are subject to approval by a majority of the disinterested members of the Board of Directors.

The Company has entered into indemnification agreements with each of its directors and executive officers. Such agreements require the Company to indemnify such individuals to the fullest extent permitted by California law.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s executive officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”) and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons, the Company believes that all Section 16 filing requirements applicable to its officer, directors and ten percent (10%) shareholders during the fiscal year ended September 30, 2002 were fulfilled.

OTHER MATTERS

The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

THE BOARD OF DIRECTORS

Dated: January 27, 2003

APPENDIX A

SUMMARY OF THE OPTION PLAN

The essential features of the Option Plan are outlined below.

Terms of Options and Stock Purchase Rights

Each option and stock purchase right is evidenced by a written agreement between the Company and the optionee and is subject to the terms and conditions listed below, but specific terms may vary:

Exercise of the Option or Stock Purchase Right: The Board of Directors determines when options and stock purchase rights granted under the Option Plan may be exercised. An option or stock purchase right is exercised by giving written notice of exercise to the Company, specifying the number of full shares of Common Stock to be purchased and tendering payment to the Company of the purchase price. Payment for shares issued upon exercise of an option or stock purchase right may consist of cash, check, promissory note, cashless exercise, exchange of mature shares of the Company’s Common Stock or such other consideration as determined by the Board of Directors.

Exercise Price: The exercise price of options granted under the Option Plan is determined by the Board of Directors, but the exercise price of incentive stock options may not be less than one hundred percent (100%) of the fair market value of the Company’s Common Stock, which is defined to be the closing price as reported by the Nasdaq National Market, on the last market trading day prior to the date of the grant of the option. In the case of stock options or stock purchase rights granted to an optionee who owns more than ten percent (10%) of the voting power or value of all classes of stock of the Company, the exercise price must be not less than one hundred and ten percent (110%) of the fair market value on the date of grant. In the case of nonstatutory stock options and stock purchase rights the exercise price will not be less than eighty-five percent (85%) of the fair market value of the Company’s Common Stock on the date of grant. The closing sale price of the Company’s Common Stock on the Record Date was $0.18.

Termination of Employment: The Option Plan provides that if the optionee’s employment or consulting relationship with the Company is terminated for any reason, other than death or permanent disability, an option may thereafter be exercised (to the extent it was then exercisable) within such time period as is determined by the Board (which shall be no more than three months in the case of an incentive stock option), subject to the stated term of the option. If the optionee’s employment or consulting relationship with the Company terminates as a result of the optionee’s permanent disability, the optionee may exercise an option at any time within a period determined by the Board not to be less than six (6) months and, in the case of an incentive stock option, not to exceed twelve (12) months following the date of such termination (but in no event later than the expiration of the term of the option), but only to the extent that the optionee was entitled to exercise the option on the date of such termination.

Death: If an optionee should die while an employee or a consultant of the Company, the optionee’s estate may exercise an option until the term of the option or other shorter period set forth in the option agreement, expires, but only to the extent that the optionee would have been entitled to exercise had the optionee continued living and remained in continuous status as an employee or consultant for six (6) months after date of death.

Termination of Options: The terms of options granted under the Option Plan may not exceed ten (10) years from the date of grant. However, any incentive stock option granted to an optionee who, at the time such option is granted, owned more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a parent or subsidiary corporation, may not have a term of more than five (5) years. No option may be exercised by any person after such expiration.

Stock Purchase Rights: In the case of stock purchase rights, unless the Board determines otherwise, the restricted stock purchase agreement will grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s employment with the Company for any reason, including death or disability. The purchase price for shares repurchased pursuant to the restricted stock purchase agreement will generally be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option will lapse at a rate determined by the administrator.

Non-transferability of Options and Stock Purchase Rights: All options and stock purchase rights are non-transferable by the optionee, other than by will or by the laws of descent and distribution, and during the lifetime of the optionee may be exercised only by such optionee.

Rights Upon Exercise: Until proper written notice and full payment have been received by the Company and the transfer of the underlying shares has been evidenced by an appropriate entry in the Company’s books, no rights to vote or receive dividends or any other rights as a shareholder shall exist with respect to the stock subject to an option or stock purchase right.

Other Provisions: The option or stock purchase right agreement may contain such other terms, provisions and conditions not inconsistent with the Option Plan as may be determined by the Board of Directors.

Adjustment Upon Changes in Capitalization

In the event any change, such as a stock split or dividend, is made in the Company’s capitalization that results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, an appropriate adjustment shall be made to the exercise price and number of shares subject to each outstanding option and stock purchase right and to the number of shares which have been reserved for issuance under the Option Plan. In the event of the proposed dissolution or liquidation of the Company, all outstanding options and stock purchase rights automatically terminate unless otherwise provided by the Board. The Board of Directors may in such event and in its sole discretion declare that any option or stock purchase right shall terminate as of a fixed date and give each optionee the right to exercise his or her option or stock purchase right as to all or any part of the optioned stock, including shares as to which the option or stock purchase right would not otherwise be exercisable. Subject to the change in control provisions described below, in the event of a merger of the Company with another corporation, or the sale of substantially all of the assets of the Company, the Option Plan provides that each outstanding option and stock purchase right shall be assumed or an equivalent option or stock purchase right shall be substituted by the successor corporation. If the successor corporation does not agree to assume the option or stock purchase right or to substitute an equivalent option or stock purchase right, the Board of Directors shall provide for the optionee to have the right to exercise the option or stock purchase right as to all of the optioned stock, including shares as to which the option or stock purchase right would not otherwise be exercisable.

Change in Control Provisions

The Option Plan provides that in the event of a “Change of Control” of the Company (as defined below) any or all or none of the following acceleration and valuation provisions shall apply, as determined by the Board of Directors in its discretion: (i) all stock options and stock purchase rights outstanding as of the date such Change of Control is determined to have occurred that are not yet exercisable and vested on such date will become immediately vested and fully exercisable and (ii) to the extent exercisable and vested, the value of all outstanding options and stock purchase rights, unless otherwise determined by the Board of Directors prior to any Change in Control but at or after the time of grant, will be cashed out at the “Change in Control Price” (as defined below) reduced by the exercise price applicable to such options or stock purchase rights. A “Change of Control” means the occurrence of (i) the acquisition by a person or entity (other than the Company, one of its subsidiaries or a Company employee benefit plan or trustee thereof) of securities representing twenty-five percent (25%) or more of the combined voting power of the Company, (ii) a transaction approved by the shareholders and involving the sale of all or substantially all of the assets of the Company or the merger or consolidation of the Company with or into another corporation, other than a merger or consolidation where the shareholders immediately prior to such transaction continue to own securities representing at least seventy-five percent (75%) or more of the combined voting power of the Company, or (iii) a change in the composition of the Board of Directors occurring within a two-year period, as a result of which fewer than a majority of the directors are incumbent directors. The “Change in Control Price” shall be, as determined by the Board, (i) the highest closing sale price of a share of Common Stock as reported by Nasdaq at any time within the sixty (60) day period immediately preceding the date of determination of the Change in Control Price by the Board or (ii) the highest price paid or offered per share, as determined by the Board, in any bona fide transaction or bona fide offer related to the Change in Control of the Company at any time within such sixty (60) day period or (iii) such lower price, as the Board, in its discretion, determines to be a reasonable estimate of the fair market value of a share of Common Stock.

Amendment and Termination

The Board of Directors may amend, alter, suspend or terminate the Option Plan at any time or from time to time, but any such amendment, alteration, suspension or termination shall not adversely affect any option or stock purchase right then outstanding under the Option Plan, unless the optionee consents. Unless the term of the Option Plan is extended by virtue of the shareholders approving proposal Number 4 herein, the Option Plan will terminate in 2003.

In addition, to the extent necessary to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or with Section 422 of the Code (or any other applicable law or regulation), the Company shall obtain shareholder approval of any amendment of the Option Plan in such a manner and to such a degree as required.

Certain United States Federal Income Tax Information

Options granted under the Option Plan may be either “incentive stock options,” as defined in Section 422 of the Code, or nonstatutory options.

An optionee who is granted an incentive stock option will not recognize income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a sale or exchange of the shares more than two years after the grant of the option and one year after its exercise, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied (“premature disposition”), the optionee will recognize ordinary income at the time of the sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares on the date of exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or ten percent (10%) shareholder of the Company.

Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period. Generally, the Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee at the time of such disposition.

Options that do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize income at the time a nonstatutory option is granted. However, upon its exercise, the optionee will recognize ordinary income generally measured as the excess of the then fair market value of the shares over the exercise price. Any ordinary income recognized in connection with the exercise of a nonstatutory option by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Generally, the Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee upon exercise of a nonstatutory stock option. Upon sale of the shares by the optionee, any difference between the sale price and the optionee’s purchase price, to the extent not recognized as ordinary income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is generally purchased upon the exercise of a stock purchase right. At the time of purchase, restricted stock is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Internal Revenue Code because the Company may repurchase the stock when the purchaser ceases to provide services to the Company. As a result of this substantial risk of forfeiture, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture (i.e., when the Company’s right of repurchase lapses). The purchaser’s ordinary income is measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to right of repurchase.

The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company. Different rules may apply if the purchaser is also an officer, director, or ten percent shareholder of the Company.

The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options and stock purchase rights under the Option Plan. It does not purport to be complete, and it does not discuss the tax consequences of the optionee’s death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

APPENDIX B

SUMMARY OF THE EMPLOYEE STOCK PURCHASE PLAN

The essential features of the Purchase Plan are outlined below.

Purpose

The purpose of the Purchase Plan is to provide employees of the Company and its majority-owned subsidiaries designated by the Board of Directors who participate in the Purchase Plan with an opportunity to purchase Common Stock of the Company through payroll deduction.

Administration

The Purchase Plan is administered by the Board of Directors or a committee appointed by the Board, and is currently being administered by the Board of Directors. All questions of interpretation or application of the Purchase Plan are determined in the sole discretion of the Board of Directors or its committee, and its decisions are final and binding upon all participants. Members of the Board of Directors who are eligible employees are permitted to participate in the Purchase Plan but may not vote on any matter affecting the administration of the Purchase Plan or the grant of any option pursuant to the Purchase Plan. No member of the Board who is eligible to participate in the Purchase Plan may be a member of the committee appointed to administer the Purchase Plan.

Eligibility

Any person who is a regular employee of the Company (or any of its majority-owned subsidiaries designated by the Board of Directors) and would not own capital stock of the Company and or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of capital stock of the Company or of any Subsidiary is eligible to participate in the Purchase Plan. As of the Record Date approximately 117 employees were eligible to participate in the Purchase Plan and approximately 48 of such eligible employees were participating.

Offering Dates

The Purchase Plan is implemented by consecutive six (6) month offering periods. Prior to April 2001, the offering periods commenced February 1 and August 1 of each year. The Board of Directors has the power to alter the duration of the offering periods without shareholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first offering period to be affected.

At a Board meeting held April 3 and 4, 2001 the Board approved an extension to the subsequent offering period after the close of the transaction between Caldera Systems, Inc. and The Santa Cruz Operation, Inc. (now named Tarantella, Inc.), effective May 4, 2001 until January 31, 2002; and the offering periods thereafter shall be for a period of approximately six (6) months, commencing on the first trading day on or after February 1 and terminating on the last trading day in the period ending the following July 31 and commencing on the first trading day on or after August 1 and terminating on the last trading day in the period ending the following January 31.

Participation in the Purchase Plan

Eligible employees become participants in the Purchase Plan by delivering to the Company’s payroll office a subscription agreement authorizing payroll deductions. An employee who becomes ineligible to participate in the Purchase Plan after the commencement of an offering may not participate in the Purchase Plan until the commencement of the next offering period.

Purchase Price

The purchase price per share at which shares are sold under the Purchase Plan is the lower of eighty-five percent (85%) of the fair market value of a share of Common Stock on the date of commencement of the offering period or eighty-five percent (85%) of the fair market value of a share of Common Stock on the applicable exercise date within such offering period. The fair market value of the Common Stock on a given date shall be the closing sale price as reported by the Nasdaq SmallCap Market on such date.

Payment of Purchase Price; Payroll Deductions

The purchase price of the shares is accumulated by payroll deductions during the offering period. The deductions may not exceed ten percent (10%) of a participant’s eligible compensation, which is defined in the Purchase Plan to include all base pay, overtime pay, bonus and commissions during the offering period, exclusive of all other amounts. A participant may increase or decrease their rate of payroll deductions at any time, although the Company may limit the number of rate changes in any offering period.

All payroll deductions are credited to the participant’s account under the Purchase Plan; no interest accrues on the payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose and such payroll deductions need not be segregated.

Purchase of Stock; Exercise of Option

At the beginning of each offering period, by executing a subscription agreement to participate in the Purchase Plan, each employee is in effect granted an option to purchase shares of Common Stock. The maximum number of shares placed under option to a participant in an offering period is determined by dividing the compensation which such participant has elected to have withheld during the exercise period by eighty-five percent (85%) of the fair market value of the Common Stock at the beginning of the offering period or on the applicable exercise date, whichever is lower; provided that such number shall not exceed the number of shares determined by dividing $12,500 by the fair market value of a share of the Company’s Common Stock on the enrollment date. Notwithstanding the foregoing, no employee of the Company and its majority-owned subsidiaries may make aggregate purchases of stock under the Purchase Plan and any other employee stock purchase plans qualified as such under Section 423(b) of the Internal Revenue Code of 1986 (the “Code”) in excess of $25,000 (determined using the fair market value of the shares at the time the option is granted) during any calendar year.

Withdrawal

While each participant in the Purchase Plan is required to sign a subscription agreement authorizing payroll deductions, a participant may terminate his or her participation in the Purchase Plan at any time by signing and delivering to the Company a notice of withdrawal from the Purchase Plan. All of the participant’s accumulated payroll deductions will be paid to the participant promptly after receipt of his or her notice of withdrawal and his or her participation in the current offering period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the offering period. No resumption of payroll deductions will occur on behalf of such participant unless such participant re-enrolls in the Purchase Plan by delivering a new subscription agreement to the Company during the applicable open enrollment period preceding the commencement of a subsequent offering period. A participant’s withdrawal from the Purchase Plan during an offering period does not have any effect upon such participant’s eligibility to participate in subsequent offering periods under the Purchase Plan.

Termination of Employment

Termination of a participant’s employment for any reason, including retirement or death, cancels his or her participation in the Purchase Plan immediately. In such event, the payroll deductions credited to the participant’s account will be returned to such participant or, in the case of death, to the person or persons entitled thereto as specified by the employee in the subscription agreement.

Capital Changes

If any change is made in the capitalization of the Company, such as stock splits or stock dividends, which results in an increase or decrease in the number of shares of Common Stock outstanding without receipt of consideration by the Company, appropriate adjustments will be made by the Company to the number of shares subject to purchase and to the purchase price per share, subject to any required action by the shareholders of the Company. In the event of the proposed dissolution or liquidation of the Company, the offering period then in progress will terminate immediately unless otherwise provided by the Board of Directors. In the event of the proposed sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option shall be substituted by the successor corporation, unless the Board of Directors determines, in its discretion, to accelerate the exercisability of all outstanding options under the Purchase Plan or to cancel the options and refund all sums collected. The Board of Directors may also make provisions for adjusting the number of shares subject to the Purchase Plan and the purchase price per share if the Company effects one or more reorganizations, rights offerings or other increases or reductions of shares of the Company’s outstanding Common Stock.

Certain United States Federal Income Tax Information

The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering period and one year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to fifteen percent (15%) of the fair market value of the shares as of the first day of the offering applicable period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the Purchase Plan. It does not purport to be complete, and it does not discuss the tax consequences of the optionee’s death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

Stock Price

The closing price of a share of the Common Stock on the Nasdaq SmallCap Market on the Record Date was $0.18.

APPENDIX C

SUMMARY OF THE 1993 DIRECTOR STOCK OPTION PLAN

The essential features of the Director Plan are outlined below.

Purpose

The purposes of the Director Plan are to attract and retain the best available individuals for service as nonemployee directors of the Company (“Outside Directors”), to provide additional incentive to the Outside Directors and to encourage their continued service on the Board.

Administration

The Director Plan is administered by the Board of Directors, who receive cash compensation for their attendance at the Board of Director’s meetings and an annual election to receive either cash compensation or an annual stock option grant. All grants of options under the Director Plan are automatic and non-discretionary pursuant to the terms of the Director Plan. All questions of interpretation or application of the Director Plan are determined by the Board, whose decisions are final and binding upon all participants.

Eligibility

Options under the Director Plan may be granted only to Outside Directors of the Company. As of the Record Date, there were six (6) Outside Directors of the Company, all of which have been nominated to serve as directors for the next year.

Participation

Participation in the Director Plan provides for grants of options to be made in two ways:

a.
Each Outside Director is automatically granted an option to purchase 40,000 shares (the “Initial Grant”) upon the date on which such individual first becomes a director, whether through election by the shareholders of the Company or by appointment by the Board of Directors in order to fill a vacancy; and

b.	Each Outside Director who continues to serve on the Board, receives on the first day of each fiscal year of the Company, an option to purchase 6,000 shares (the “Annual Grant”).

An Outside Director may elect to receive cash compensation in lieu of an Annual Grant. Each Outside Director who makes such an election shall receive cash compensation per Board meeting payable at a rate determined by the Board.

Terms of Options

Each option granted under the Director Plan is evidenced by a written stock option agreement between the Company and the optionee. Options are generally subject to the terms and conditions listed below.

Exercise of the Option. The Initial Grant becomes exercisable at the rate of one-twentieth ( 1/20) every three months, with the effect that these options are not exercisable as to the full number of shares until the fifth anniversary of the date of their grant. The Annual Grant becomes exercisable at the rate of one-fourth ( 1/4) every three months, with the effect that this option is not exercisable as to the full number of shares until the first anniversary of the date of its grant. Options granted under the Director Plan expire ten (10) years following the date of grant. An option is exercised by giving written notice of exercise to the Company specifying the number of full shares of Common Stock to be purchased and by tendering payment of the purchase price. Payment for shares purchased upon exercise of an option shall be in such form of consideration as is authorized by the Director Plan and determined by the Board, and such form of consideration may vary for each option.

Exercise Price. The per share exercise price for shares to be issued pursuant to exercise of an option under the Director Plan is one hundred percent (100%) of the fair market value per share of the Company’s Common Stock which is defined to be the closing price as reported by the Nasdaq SmallCap Market on the last market trading day prior to the date of the grant of the option. As of the Record Date, the per share market value of the Company’s Common Stock was $0.18, based on the closing price on that date on the Nasdaq SmallCap Market.

Termination of Continuous Status as a Director. If an optionee ceases to serve as a director, he may, but only within twelve (12) months after the date he ceases to be a director of the Company (three months for options granted prior to June 1, 1994), exercise his option to the extent that he was entitled to exercise it at the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that he was not entitled to exercise the option at the date of such termination, or if he does not exercise such option within the time specified, the option terminates.

Disability; Death. In the event that a director is unable to continue his service as such with the Company as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code) or if an optionee should die while a director of the Company, he or his estate may, but only within twelve (12) months from the date of termination due to disability or death, exercise his option to the extent he was entitled to exercise his option at the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that he was not entitled to exercise the option at the date of such termination, or if he or his estate does not exercise such option within the time specified, the option terminates.

Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, options under the Director Plan shall terminate unless otherwise provided by the Board. In such event, the Board, in its sole discretion, may determine to make options immediately exercisable as to all shares.

Change in Control. The Director Plan provides that in the event of a “Change of Control” of the Company (as defined below) all stock options outstanding as of the date such Change of Control is determined to have occurred that are not yet exercisable and vested on such date will become immediately vested and fully exercisable. A “Change of Control” means the occurrence of (i) the acquisition by a person or entity (other than the Company, one of its subsidiaries or a Company employee benefit plan or trustee thereof) of securities representing fifty percent (50%) or more of the combined voting power of the Company, (ii) a transaction involving the sale of all or substantially all of the assets of the Company or the merger or consolidation of the Company with or into another corporation, other than a merger or consolidation where the shareholders immediately prior to such transaction continue to own securities representing at least fifty percent (50%) or more of the combined voting power of the Company, or (iii) a change in the composition of the Board as a result of which fewer than a majority of the directors are incumbent directors. Incumbent directors are directors who either (a) are directors of the Company as of the date the Director Plan is approved by the shareholders, or (b) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination, but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors of the Company.

Capital Changes. In the event of any changes made in the Company’s capitalization that result in an exchange of Common Stock for a greater or lesser number of shares without receipt of consideration by the Company, appropriate adjustment shall be made by the Company in the exercise price and in the number of shares subject to options outstanding under the Director Plan, as well as the number of shares reserved for issuance under the Director Plan.

Nontransferability of Option. Options granted pursuant to the Director Plan may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the optionee, only by the optionee.

Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the Director Plan as may be determined by the Board.

Amendment and Termination of the Plan

The Board may at any time amend, alter, suspend or discontinue the Director Plan, but no amendment, alteration, suspension or discontinuance shall be made that would impair the rights of any optionee under any grant theretofore made without such optionee’s consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 (or any other applicable law or regulation, including the requirements of the Nasdaq National Market or an established stock exchange), the Company shall obtain shareholder approval of any amendment to the Director Plan in such a manner and to such a degree as required.

Certain United States Federal Income Tax Information

Options granted pursuant to the Director Plan are “nonstatutory options” and will not qualify for any special tax benefit to the optionee.

An optionee will not recognize any taxable income at the time the option is granted. Upon exercise of the option, the optionee will generally recognize ordinary income for federal tax purposes measured by the excess, if any, of the fair market value of the shares over the exercise price. Upon sale of the shares by the optionee, any difference between the sale price and the optionee’s purchase price, to the extent not recognized as ordinary income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

The Company will be entitled to a tax deduction in the amount and at the time that the optionee recognizes ordinary income with respect to shares acquired upon exercise of an option under the Director Plan. Generally, the Company is not required to withhold any amount for tax purposes on any such income included by the optionee.

The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant of options under the Director Plan. It does not purport to be complete, and it does not discuss the tax consequences of an optionee’s death or the income tax laws of any municipality, state or foreign country in which the optionee may reside.

APPENDIX D

CHARTER FOR THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF

TARANTELLA, INC.

PURPOSE:

The purpose of the Audit Committee of the Board of Directors of Tarantella, Inc. (the “Company”) shall be to:

•	Oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company;
•
Assist the Board in oversight and monitoring of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications, independence and performance, and (iv) the Company’s internal accounting and financial controls;

•	Review and approve the report that the rules of the Securities and Exchange Commission (the “SEC”) require be included in the Company’s annual proxy statement;
•	Provide the Company’s Board with the results of its monitoring and recommendations derived therefrom; and
•
Provide to the Board such additional information and materials as the Audit Committee may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

MEMBERSHIP:

The Audit Committee members will be appointed by, and will serve at the discretion of the Board of Directors. The Audit Committee will consist of at least three members of the Board of Directors. Members of the Audit Committee must meet the following criteria (as well as any criteria required by the SEC):

•
Each member of the Audit Committee will be an independent director, as required by Nasdaq and the SEC. To be independent, a director may not (i) accept any advisory or consulting fees, or any other compensation from the Company, other than compensation associated with service as a director or board committee member; (ii) be an “affiliated” person of the Company or any of its subsidiaries; (iii) be in a relationship with the Company, which, in the opinion of the Board, would interfere with the exercise of independent business judgment in carrying out the responsibilities of a director; (iv) be a current employee of the Company; (v) be a director employed by the Company or its affiliate within the past 3 years; (vi) be any shareholder holding or controlling 20% or more of the Company’s voting securities; (vii) be any relative of an individual who is, or has been in any of the past 3 years, employed by the Company or any of its affiliates as an executive officers; (viii) be an executive officer, director, or controlling shareholder of any organization to which the Company made or received payments in excess of $200,000 or 5% of the Company’s gross revenue, whichever is higher, in the current year, or in the past 3 years; (ix) be an executive of another entity where any of the Company’s executives serve on that company’s compensation committee in any of the past three years; or (x) be a former partner or employee of the outside auditors who worked on the Company’s audit engagement in any of the past 3 years; (xi) and any other rules that may be implemented by the Nasdaq and/or the SEC from time to time.

•	Each member will be able to read and understand fundamental financial statements, in accordance with the Nasdaq and the SEC requirements; and

•
At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a principal financial officer or other senior officer with financial oversight responsibilities.

RESPONSIBILITIES:

The responsibilities of the Audit Committee shall include:

•
Reviewing the adequacy of the Company’s system of internal controls, including meeting periodically with the Company’s management and the independent auditors to review the adequacy of such controls; and to review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company’s periodic filings and the attestations or reports by the independent auditors relating to such disclosure;

•
Appointing, determining the compensation of, and overseeing the work of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•
Pre-approving, in writing, audit and non-audit services provided to the Company by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible); in this regard, the Audit Committee shall have the sole authority to approve the hiring and firing of the independent auditors, all audit engagement fees and terms, and all non-audit engagements, as may be permissible, with the independent auditors;

•
Reviewing and providing guidance with respect to the external audit and the Company’s relationship with its independent auditors by (i) reviewing the independent auditors’ proposed audit scope, approach and independence; (ii) discussing with the Company’s independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, and significant new accounting policies; (iii) discussing with the Company’s independent auditors any significant disagreements with management, and any other matters required by law or accounting standards; and (iv) reviewing reports submitted to the audit committee by the independent auditors in accordance with the applicable SEC requirements;

•
Reviewing and discussing with management and the independent auditors the annual audited financial statements and quarterly unaudited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC;

•
Directing the Company’s independent auditors to review before filing with the SEC the Company’s interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

•	Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

•	Reviewing before release the unaudited quarterly operating results in the Company’s quarterly earnings release;

•	Overseeing compliance with the requirements of the SEC for disclosure of auditor’s services and audit committee members, member qualifications and activities;

•	Reviewing, approving and monitoring the Company’s code of ethics for its senior financial officers;

•	Reviewing management’s monitoring of compliance with the Company’s standards of business conduct and with the Foreign Corrupt Practices Act;

•	Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements;

•	Providing oversight and review at least annually of the Company’s risk management policies, including its investment policies;

•	If the Audit Committee deems it necessary, instituting special investigations with full access to all books, records, facilities and personnel of the Company;

•	As appropriate, obtaining advice and assistance from outside legal, accounting or other advisors;

•	Reviewing and approving in advance any proposed related party transactions;

•	Reviewing its own charter, structure, processes and membership requirements;

•	Providing a report in the Company’s proxy statement in accordance with the rules and regulations of the SEC; and

•
Establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

MEETINGS:

The Audit Committee will meet at least four times each year.
The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at such times as are appropriate to review the financial affairs of the Company. The Audit Committee will meet separately with the independent auditors of the Company, at such times as it deems appropriate, to fulfill the responsibilities of the Audit Committee under this charter.

MINUTES:

The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

REPORTS:

In addition to preparing the report in the Company’s proxy statement in accordance with the rules and regulations of the SEC, the Audit Committee will bring to the attention of the Board any matter of significance as determined by the Committee through its ordinary processes of review of financial results, consideration of external or internal audits, or meetings with management, and report any adverse findings and/or recommendations to the Board of Directors as may be appropriate, consistent with the Committee’s charter.

COMPENSATION:

Members of the Audit Committee shall receive such fees, if any, for their service as Audit Committee members as may be determined by the Board of Directors in its sole discretion. Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as is determined by the Board of Directors.

Members of the Audit Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board of Directors or any committee thereof, as well as any expense reimbursements thereof.

DELEGATION OF AUTHORITY:

The Audit Committee may delegate to one or more members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings.

APPENDIX E-1
(Form for one-for-five reverse stock split)

AMENDED AND RESTATED
ARTICLES OF INCORPORATION OF
TARANTELLA, INC.

ARTICLE I

The name of this corporation is Tarantella, Inc.

ARTICLE II

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

ARTICLE III

(A)    Classes of Stock.    This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock”. The total number of shares which this corporation is authorized to issue is One Hundred Twenty Million (120,000,000) shares. One Hundred Million (100,000,000) shares shall be Common Stock and Twenty Million (20,000,000) shares shall be Preferred Stock.

Effective upon the filing of these Amended and Restated Articles of Incorporation (the “Effective Time”) each one (1) share of Common Stock of the corporation issued and outstanding immediately prior to the Effective Time (“Old Common Stock”) shall automatically be combined, without any action on the part of the holder thereof, into one-fifth (1/5) of one (1) share of fully paid and nonassessable Common Stock of the corporation (“New Common Stock”), subject to the treatment of fractional shares interests described below.

Following the Effective Time, each holder of Old Common Stock shall be entitled to receive upon surrender of such holder’s certificate(s) representing Old Common Stock (whether one or more, “Old Certificates”) for cancellation pursuant to procedures adopted by the corporation, a certificate(s) representing the number of whole shares of New Common Stock (whether one or more, “New Certificates”) into which and for which the shares of Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. From and after the Effective Time, Old Certificates shall represent only the right to receive New Certificates and, where applicable, cash in lieu of fractional shares, as provided below.

No fractional shares of Common Stock of the corporation shall be issued. No shareholder of the corporation shall transfer any fractional shares of Common Stock of the corporation. The corporation shall not recognize on its stock record books any purported transfer of any fractional share of Common Stock of the corporation. A holder of Old Certificates at the Effective Time who would otherwise be entitled to a fraction of a share of New Common Stock shall, in lieu thereof, be entitled to receive a whole share. The corporation shall round up each fractional share to the nearest whole share.

(B)    Rights, Preferences and Restrictions of Preferred Stock.    The Preferred Stock authorized by these Articles of Incorporation may be issued from time to time in series. The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them. Subject to compliance with applicable protective rights which have been or may be granted to Preferred Stock or series thereof in certificates of Determination or the corporation’s Articles of Incorporation (“Protective Provisions”), but notwithstanding any other rights of any series of Preferred Stock, the rights privileges, preferences and restrictions of any such series may be subordinate to, or pari passu with (including, without limitation, inclusion of provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), the rights of any then outstanding or future class or series of Preferred or Common Stock.

Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to decrease the number of shares of any series prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

ARTICLE IV

(A)    Limitation of Directors’ Liability.    The liability of directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

(B)    Indemnification of Directors and Officers.    The corporation is authorized to indemnify the directors and officers of the corporation to the fullest extent permissible under California law.

(C)    Repeal or Modification.    Any repeal or modification of the foregoing provisions of this Article IV by the shareholders of this corporation shall not adversely affect any right or provision of a director of this corporation existing at the time of such repeal or modification.

APPENDIX E-2
(Form for one-for-eight reverse stock split)

AMENDED AND RESTATED
ARTICLES OF INCORPORATION OF
TARANTELLA, INC.

ARTICLE I

The name of this corporation is Tarantella, Inc.

ARTICLE II

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

ARTICLE III

(A)    Classes of Stock.    This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock”. The total number of shares which this corporation is authorized to issue is One Hundred Twenty Million (120,000,000) shares. One Hundred Million (100,000,000) shares shall be Common Stock and Twenty Million (20,000,000) shares shall be Preferred Stock.

Effective upon the filing of these Amended and Restated Articles of Incorporation (the “Effective Time”) each one (1) share of Common Stock of the corporation issued and outstanding immediately prior to the Effective Time (“Old Common Stock”) shall automatically be combined, without any action on the part of the holder thereof, into one-eighth (1/8) of one (1) share of fully paid and nonassessable Common Stock of the corporation (“New Common Stock”), subject to the treatment of fractional shares interests described below.

Following the Effective Time, each holder of Old Common Stock shall be entitled to receive upon surrender of such holder’s certificate(s) representing Old Common Stock (whether one or more, “Old Certificates”) for cancellation pursuant to procedures adopted by the corporation, a certificate(s) representing the number of whole shares of New Common Stock (whether one or more, “New Certificates”) into which and for which the shares of Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. From and after the Effective Time, Old Certificates shall represent only the right to receive New Certificates and, where applicable, cash in lieu of fractional shares, as provided below.

No fractional shares of Common Stock of the corporation shall be issued. No shareholder of the corporation shall transfer any fractional shares of Common Stock of the corporation. The corporation shall not recognize on its stock record books any purported transfer of any fractional share of Common Stock of the corporation. A holder of Old Certificates at the Effective Time who would otherwise be entitled to a fraction of a share of New Common Stock shall, in lieu thereof, be entitled to receive a whole share. The corporation shall round up each fractional share to the nearest whole share.

(B)    Rights, Preferences and Restrictions of Preferred Stock.    The Preferred Stock authorized by these Articles of Incorporation may be issued from time to time in series. The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them. Subject to compliance with applicable protective rights which have been or may be granted to Preferred Stock or series thereof in certificates of Determination or the corporation’s Articles of Incorporation (“Protective Provisions”), but notwithstanding any other rights of any series of Preferred Stock, the rights privileges, preferences and restrictions of any such series may be subordinate to, or pari passu with (including, without limitation, inclusion of provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), the rights of any then outstanding or future class or series of Preferred or Common Stock.

Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to decrease the number of shares of any series prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

ARTICLE IV

(A)    Limitation of Directors’ Liability.    The liability of directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

(B)    Indemnification of Directors and Officers.    The corporation is authorized to indemnify the directors and officers of the corporation to the fullest extent permissible under California law.

(C)    Repeal or Modification.    Any repeal or modification of the foregoing provisions of this Article IV by the shareholders of this corporation shall not adversely affect any right or provision of a director of this corporation existing at the time of such repeal or modification.

APPENDIX E-3
(Form for one-for-twelve reverse stock split)

AMENDED AND RESTATED
ARTICLES OF INCORPORATION OF
TARANTELLA, INC.

ARTICLE I

The name of this corporation is Tarantella, Inc.

ARTICLE II

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

ARTICLE III

(A)    Classes of Stock.    This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock”. The total number of shares which this corporation is authorized to issue is One Hundred Twenty Million (120,000,000) shares. One Hundred Million (100,000,000) shares shall be Common Stock and Twenty Million (20,000,000) shares shall be Preferred Stock.

Effective upon the filing of these Amended and Restated Articles of Incorporation (the “Effective Time”) each one (1) share of Common Stock of the corporation issued and outstanding immediately prior to the Effective Time (“Old Common Stock”) shall automatically be combined, without any action on the part of the holder thereof, into one-twelfth (1/12) of one (1) share of fully paid and nonassessable Common Stock of the corporation (“New Common Stock”), subject to the treatment of fractional shares interests described below.

Following the Effective Time, each holder of Old Common Stock shall be entitled to receive upon surrender of such holder’s certificate(s) representing Old Common Stock (whether one or more, “Old Certificates”) for cancellation pursuant to procedures adopted by the corporation, a certificate(s) representing the number of whole shares of New Common Stock (whether one or more, “New Certificates”) into which and for which the shares of Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. From and after the Effective Time, Old Certificates shall represent only the right to receive New Certificates and, where applicable, cash in lieu of fractional shares, as provided below.

No fractional shares of Common Stock of the corporation shall be issued. No shareholder of the corporation shall transfer any fractional shares of Common Stock of the corporation. The corporation shall not recognize on its stock record books any purported transfer of any fractional share of Common Stock of the corporation. A holder of Old Certificates at the Effective Time who would otherwise be entitled to a fraction of a share of New Common Stock shall, in lieu thereof, be entitled to receive a whole share. The corporation shall round up each fractional share to the nearest whole share.

(B)    Rights, Preferences and Restrictions of Preferred Stock.    The Preferred Stock authorized by these Articles of Incorporation may be issued from time to time in series. The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them. Subject to compliance with applicable protective rights which have been or may be granted to Preferred Stock or series thereof in certificates of Determination or the corporation’s Articles of Incorporation (“Protective Provisions”), but notwithstanding any other rights of any series of Preferred Stock, the rights privileges, preferences and restrictions of any such series may be subordinate to, or pari passu with (including, without limitation, inclusion of provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), the rights of any then outstanding or future class or series of Preferred or Common Stock.

Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to decrease the number of shares of any series prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

ARTICLE IV

(A)    Limitation of Directors’ Liability.    The liability of directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

(B)    Indemnification of Directors and Officers.    The corporation is authorized to indemnify the directors and officers of the corporation to the fullest extent permissible under California law.

(C)    Repeal or Modification.    Any repeal or modification of the foregoing provisions of this Article IV by the shareholders of this corporation shall not adversely affect any right or provision of a director of this corporation existing at the time of such repeal or modification.

APPENDIX E-4
(Form for one-for-fifteen reverse stock split)

AMENDED AND RESTATED
ARTICLES OF INCORPORATION OF
TARANTELLA, INC.

ARTICLE I

The name of this corporation is Tarantella, Inc.

ARTICLE II

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

ARTICLE III

(A)    Classes of Stock.    This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock”. The total number of shares which this corporation is authorized to issue is One Hundred Twenty Million (120,000,000) shares. One Hundred Million (100,000,000) shares shall be Common Stock and Twenty Million (20,000,000) shares shall be Preferred Stock.

Effective upon the filing of these Amended and Restated Articles of Incorporation (the “Effective Time”) each one (1) share of Common Stock of the corporation issued and outstanding immediately prior to the Effective Time (“Old Common Stock”) shall automatically be combined, without any action on the part of the holder thereof, into one-fifteenth (1/15) of one (1) share of fully paid and nonassessable Common Stock of the corporation (“New Common Stock”), subject to the treatment of fractional shares interests described below.

Following the Effective Time, each holder of Old Common Stock shall be entitled to receive upon surrender of such holder’s certificate(s) representing Old Common Stock (whether one or more, “Old Certificates”) for cancellation pursuant to procedures adopted by the corporation, a certificate(s) representing the number of whole shares of New Common Stock (whether one or more, “New Certificates”) into which and for which the shares of Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. From and after the Effective Time, Old Certificates shall represent only the right to receive New Certificates and, where applicable, cash in lieu of fractional shares, as provided below.

No fractional shares of Common Stock of the corporation shall be issued. No shareholder of the corporation shall transfer any fractional shares of Common Stock of the corporation. The corporation shall not recognize on its stock record books any purported transfer of any fractional share of Common Stock of the corporation. A holder of Old Certificates at the Effective Time who would otherwise be entitled to a fraction of a share of New Common Stock shall, in lieu thereof, be entitled to receive a whole share. The corporation shall round up each fractional share to the nearest whole share.

(B)    Rights, Preferences and Restrictions of Preferred Stock.    The Preferred Stock authorized by these Articles of Incorporation may be issued from time to time in series. The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them. Subject to compliance with applicable protective rights which have been or may be granted to Preferred Stock or series thereof in certificates of Determination or the corporation’s Articles of Incorporation (“Protective Provisions”), but notwithstanding any other rights of any series of Preferred Stock, the rights privileges, preferences and restrictions of any such series may be subordinate to, or pari passu with (including, without limitation, inclusion of provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), the rights of any then outstanding or future class or series of Preferred or Common Stock.

Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to decrease the number of shares of any series prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

ARTICLE IV

(A)    Limitation of Directors’ Liability.    The liability of directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

(B)    Indemnification of Directors and Officers.    The corporation is authorized to indemnify the directors and officers of the corporation to the fullest extent permissible under California law.

(C)    Repeal or Modification.    Any repeal or modification of the foregoing provisions of this Article IV by the shareholders of this corporation shall not adversely affect any right or provision of a director of this corporation existing at the time of such repeal or modification.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZTAR32

PROXY

TARANTELLA, INC.

2003 ANNUAL MEETING OF SHAREHOLDERS
February 27, 2003

This Proxy is solicited on behalf of the Board of Directors

The undersigned shareholder of Tarantella, Inc., a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated January 27, 2003, and hereby appoints Douglas L. Michels and Steven M. Sabbath, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2003 Annual Meeting of Shareholders of Tarantella, Inc. to be held on February 27, 2003 at 3:00 p.m., local time, at the Company’s headquarters, located at 425 Encinal Street, Santa Cruz, CA 95006, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and and there personally present, on the matters set forth on the reverse side.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

TARANTELLA, INC.

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Voter Control Number

Your vote is important. Please vote immediately.

Vote-by-Internet [GRAPHIC OF COMPUTER]		OR	Vote-by-Telephone [GRAPHIC OF TELEPHONE]

1.	Log on to the Internet and go to http://www.eproxyvote.com/ttla.		1.	Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

2.	Enter your Voter Control Number listed above and follow the easy steps outlined on the secured website.		2.	Enter your Voter Control Number listed above and follow the easy recorded instructions.

If you vote over the Internet or by telephone,
please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZTAR31

☒	Please mark votes as in this example.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NOT CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, AND FOR PROPOSALS 2, 3, 4, 5, AND 6 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

☐	MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

☐	MARK HERE IF YOU PLAN TO ATTEND THE MEETING

1.
To elect (01) Ninian Eadie, (02) Ronald Lachman, (03) Robert M. McClure, (04) Douglas L. Michels, (05) Alok Mohan, (06) R. Duff Thompson and (07) Gilbert P. Williamson as directors, to serve for one-year terms and/or until their successors are duly elected and qualified.

FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐	For all nominees except as written above

2.
To amend the 1994 Incentive Stock Option Plan (the “Option Plan”) to increase the number of shares of Common Stock reserved for issuance thereunder by one million (1,000,000) shares for a total reserved for issuance under the Option Plan of twenty-two million, five hundred and thirteen thousand, six hundred and sixty-five (22,513,665) shares.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.
To amend the Employee Stock Purchase Plan (the “Purchase Plan”) to increase the number of shares of Common Stock reserved for issuance thereunder by five hundred thousand (500,000) shares for a total reserved for issuance under the Purchase Plan of five million, seven hundred and fifty thousand (5,750,000) shares.

FOR	AGAINST	ABSTAIN
☐	☐	☐

4.	To renew the Option Plan, the 1993 Director Option Plan (the “Director Option Plan”) and the Purchase Plan for additional ten (10) year terms and to approve the material terms of the option Plan.

FOR	AGAINST	ABSTAIN
☐	☐	☐

5.
To approve the grant of discretionary authority to the Company’s Board of Directors to amend the Company’s amended and restated certificate of incorporation to effect a reverse stock split of the Company’s Common Stock in one of the following ratios: one-for-five, one-for-eight, one-for-twelve or one-for-fifteen, with the exact ratio to be set by the Board of Directors in its sole discretion at such time as it may elect to effectuate a reverse stock split.

FOR	AGAINST	ABSTAIN
☐	☐	☐

6.	To ratify the appointment of Deloitte & Touche LLP as independent public accountants of the Company for the fiscal year ending September 30, 2003.

FOR	AGAINST	ABSTAIN
☐	☐	☐

7.	To transact such other business as may properly come before the meeting or any adjournment thereof.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Signature:	Date:

Signature:	Date: